UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to 240.14a-12
THE AES CORPORATION

(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS OF THE AES CORPORATION
TO BE HELD ON THURSDAY, APRIL 21, 2016
March 7, 2016
TO THE HOLDERS OF COMMON STOCK OF THE AES CORPORATION:
Notice is hereby given that the 2016 Annual Meeting of Stockholders of The AES Corporation (the “Company” or “AES”) will be held on Thursday, April 21, 2016, at 9:30 a.m. EDT, at the Residence Inn Arlington Ballston, 650 North Quincy Street, Arlington, VA 22203 for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect ten members to the Company’s Board of Directors (the “Board”);

2.	To ratify the appointment of Ernst & Young LLP (“EY” or the “Independent Registered Public Accounting Firm”) as the independent auditors of the Company for the fiscal year 2016;

3.	To approve, on an advisory basis, the Company’s executive compensation;

4.	If properly presented, to vote on a nonbinding Stockholder proposal seeking a report on Company policies and technological advances; and

5.	To transact such other business as may properly come before the Annual Meeting.
Doors to the meeting will open at 8:30 a.m. EDT. Stockholders of record at the close of business on February 22, 2016 are entitled to notice of, and to vote at, the Annual Meeting. If you plan to attend the Annual Meeting, please note that, for security reasons, before being admitted, you must present your admission ticket or proof of stock ownership and valid photo identification at the door. All hand-carried items will be subject to inspection and any bags, briefcases or packages must be checked at the registration desk prior to entering the meeting room.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, APRIL 21, 2016: THE PROXY STATEMENT, ANNUAL REPORT ON FORM 10-K AND RELATED PROXY MATERIALS ARE AVAILABLE AT www.envisionreports.com/aes.

Brian A. Miller
Executive Vice President, General Counsel
and Corporate Secretary

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING	1

TABLE OF CONTENTS	2

PROXY STATEMENT	3
Proxy Statement Summary	4
Questions and Answers Regarding the Proxy Statement and Annual Meeting	7

PROPOSAL 1: ELECTION OF DIRECTORS	9

Information Concerning Our Board of Directors	14

EXECUTIVE COMPENSATION	18
Compensation Discussion and Analysis	18
Executive Summary	18
Our Executive Compensation Process	21
Overview of AES Total Compensation	24
2015 Compensation Determinations	26
Other Relevant Compensation Elements and Policies	32
Compensation Committee Report	35
Risk Assessment	35
Summary Compensation Table	36
Grants of Plan-Based Awards Table	37
Narrative Disclosure Relative to the Summary Compensation Table and the Grants of Plan-Based Awards Table	39
Outstanding Equity Awards at Fiscal Year-End	40
Option Exercises and Stock Vested	41
Non-Qualified Deferred Compensation	42
Narrative Disclosure Relative to the Non-Qualified Deferred Compensation Table	43
Potential Payments Upon Termination or Change-in-Control	45
Additional Information Relating to Potential Payments Upon Termination of Employment or Change-in-Control	46
Payment of Long-Term Compensation Awards in the Event of Termination or Change-in-Control as Determined by the Provisions Set Forth in the 2003 Long-Term Compensation Plan	47
Information About our Compensation Committee	49
Compensation of Directors	50

TRANSACTIONS WITH RELATED PERSONS	52

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2016	53
Report of the Financial Audit Committee	53
Information Regarding the Independent Registered Public Accounting Firms Fee’s, Services and Independence	54

PROPOSAL 3: TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION	55

PROPOSAL 4: IF PROPERLY PRESENTED, TO VOTE ON A NONBINDING STOCKHOLDER PROPOSAL SEEKING A REPORT ON COMPANY POLICIES AND TECHNOLOGICAL ADVANCES	57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS	59

GOVERNANCE MATTERS	61

DIRECTIONS TO THE ANNUAL MEETING	64

PROXY STATEMENT
March 7, 2016

The Board of Directors (the “Board”) of The AES Corporation (the “Company” or “AES”) is soliciting Proxies to be voted on the Stockholders’ behalf at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting will commence at 9:30 a.m. EDT on Thursday, April 21, 2016. The Annual Meeting will be held at the Residence Inn Arlington Ballston, 650 North Quincy Street, Arlington, VA 22203.
This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting, as well as other information that may be useful to you. In accordance with rules adopted by the United States Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each Stockholder of record, we are furnishing proxy materials to our Stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your Proxy over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
This Proxy Statement and accompanying Proxy Card, Annual Report on Form 10-K for the year ended December 31, 2015 (“AES’ Form 10-K”) and related proxy materials will first be given and/or made available to Stockholders on or about March 7, 2016. These materials will be available at www.envisionreports.com/aes for registered holders of AES stock and, at www.edocumentview.com/aes for beneficial holders of AES stock. In accordance with SEC rules, the websites, www.envisionreports.com/aes and www.edocumentview.com/aes, provide complete anonymity with respect to a Stockholder accessing the websites.
At the close of business on February 22, 2016, there were 659,733,335 shares of common stock outstanding. Each share of common stock is entitled to one vote.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. Please refer to the complete Proxy Statement and AES’ Form 10-K before you vote.

Date and Time:	April 21, 2016	Location:	Residence Inn Arlington Ballston
	9:30 a.m. EDT		650 North Quincy Street, Arlington, VA 22203

Record Date:	February 22, 2016		* Admission Ticket required, please see page 8 of the Proxy Statement for details.

Voting Matters	Board of Directors’ Recommendations
1. Election of 10 Director Nominees	FOR all Director Nominees
2. Ratification of Appointment of EY as the Independent Auditors for Fiscal Year 2016	FOR
3. Advisory Approval of Executive Compensation	FOR
4. If Properly Presented, Non-Binding Stockholder Proposal Seeking Report on Company Policies and Technological Advances	AGAINST

CORPORATE GOVERNANCE
Our Corporate Governance Policies Reflect Best Practices

• Annual Election of All Directors	• 98% Average Attendance of Incumbent Directors at Board and Committee Meetings
• Separation of CEO and Chairman, with Independent Chair	• Compensation Committee and Nominating Committee Members are All Independent
• Nine out of ten Director Nominees are Independent	• Directors are Subject to Rigorous Stock Ownership Requirements
• Annual Board and Committee Self-Evaluations and Review of Director Qualifications	• Director Compensation Reviewed Annually
• Executive Sessions of Independent Directors Held at Each Regularly Scheduled Board Meeting, and Directors Meet Periodically Throughout the Year with Individual Members of Management	• Financial Audit Committee Members are all Independent and Financially Literate and three of four are Audit Committee Financial Experts
• Average Tenure of Our Directors is Less than Seven Years

Governance Highlights in 2015

• Over 96% of votes cast approving, on an advisory basis, our executive compensation	• Implementation of Stockholder Right to Call Special Meetings
• Implementation of Proxy Access	• No Increase in Director Compensation Since 2012
• Double-Trigger Change-in-Control for Long Term Compensation Awards Implemented in April 2015 (Retroactive for Executive Leadership Team to Awards Granted in 2014)

2015 Stockholder Engagement Program

We place great value on Stockholder outreach, and engage regularly with our investors to gain insights into the governance issues about which they care most. We seek a collaborative and mutually beneficial approach to issues of importance to investors that affect our business and aim to ensure that our corporate governance practices are informed by, and generally are in line with, our Stockholders’ expectations.

In the fourth quarter of 2015, the Board adopted amendments to the Company’s By-Laws (the “By-Laws”) to be responsive to our Stockholders’ support of proposals at our 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) relating to the right of qualifying Stockholders to call a special meeting and nominate Directors to our Board. At the 2015 Annual Meeting, more than a majority of Stockholders voting supported: (a) a nonbinding management proposal to amend our By-Laws to allow Stockholders holding at least 25% of our stock (the “25% Threshold”) to request that the Company call a special meeting of Stockholders (the “Special Meeting Proposal”) and (b) a nonbinding Stockholder proposal to amend our By-Laws to allow a Stockholder holding at least 3% of our stock for a period of at least three years access to the Company’s proxy statement for their Director nominees (the “Proxy Access Proposal” and, together the “Proposals”).   After the 2015 Annual Meeting, the Company engaged in discussions regarding each of the Proposals with a number of our Stockholders that, in the aggregate, held over 45% of AES’ outstanding stock, including the stockholder that had submitted the Proxy Access Proposal (the “Access Proponent”). We obtained valuable feedback from our Stockholders regarding the two Proposals, including input on particular aspects of the By-Law provisions. In the case of the Special Meeting Proposal, the Company discussed implementing the 25% Threshold based on the fact that approximately 70% of Stockholders voting at the 2015 Annual Meeting voted in favor of that proposal. In contrast, a Stockholder proposal seeking a 20% threshold received only approximately a 30% favorable vote by Stockholders. Based on Stockholder support of the 25% Threshold at the 2015 Annual Meeting and discussions with our largest Stockholders, the Board amended the By-Laws to provide for a right of at least 25% of Stockholders to call a special meeting of Stockholders.

In the case of proxy access, the Company discussed potential parameters of the amendment to the By-Laws with Stockholders, with Stockholders generally supporting proxy access on terms that were ultimately adopted by the Board including, among other matters, permitting a Stockholder (or group of no more than 20 Stockholders) who have held at least 3% of the Company’s outstanding shares continuously for at least three years to nominate up to 20% of the Board, as well as temporarily limiting resubmission of failed Stockholder nominees (who are unable to obtain support by Stockholders owning at least 25% of the shares voted) for the next two annual meetings but not restricting the nominator’s subsequent use of proxy access, avoiding use of proxy access during a traditional proxy contest, and providing that a successful proxy access nominee who is renominated by the Board counts towards the maximum number of proxy access nominees for only two years (collectively, the “Proxy Access Amendments”).

Further, the Company discussed the Proxy Access Amendments and other terms of proxy access with the Access Proponent, who submitted another, similar proxy access proposal for the 2016 Annual Meeting of Stockholders. After the Board adopted the Proxy Access Amendments, including the terms described above, the Proponent voluntarily withdrew its proxy access proposal for the Annual Meeting.

We believe our Stockholder engagement efforts enabled the Board to implement special meeting and proxy access-related amendments to the By-Laws with meaningful and informed insight from our Stockholders, which ultimately served to further the long-term interests of AES and our Stockholders.

Director Nominee Facts
Further discussion on the qualifications and experience of Director nominees is included in Proposal 1: “Election of Directors”

Expertise	Tenure*
Four with electric industry experience	0-2 years	● ● ●
Seven with significant finance experience	3-5 years	● ●
Seven with significant international market experience	6-10 years	● ● ●
Eight with experience with large complex multi-national companies	> 11 years	● ●
	Average Tenure	6.4
	Average Age	62.2

*Average tenure is as of our 2016 Annual Meeting of Stockholders; average age is as of December 31, 2015.

EXECUTIVE COMPENSATION SUMMARY
AES’ compensation philosophy emphasizes pay-for-performance. Our philosophy is to provide compensation opportunities that approximate the 50th percentile of survey data based on our revenue size and industry. Our incentive plans are designed to reward strong performance, with greater compensation paid when performance exceeds expectations and less compensation paid when performance falls below expectations. Thus, the actual compensation realized by our Named Executive Officers (“NEOs”) will be commensurate with the Company’s actual performance.
AES’ Compensation Committee has a practice of reviewing executive compensation program components, targets and payouts on an annual basis to ensure the strength of our pay-for-performance alignment. Our performance is evaluated against both short-term goals, which support AES’ business strategy, and long-term goals, which measure the creation of sustainable Stockholder value.
Compensation and Benefit Practices

• Pay-for-Performance Structure	• Director and Executive Officer Stock Ownership Guidelines
• Independent Consultant Retained by the Compensation Committee	• Executive Compensation Clawback Policy
• Double-Trigger Change-in-Control for Long Term Compensation Awards	• No Change-in-Control Excise Tax Gross Ups
• No Perquisites for our Executive Officers	• No Backdating or Option Repricing
• Directors and Executive Officers Prohibited from Hedging or Pledging of AES Common Stock	• Annual Review of Risk Related to Compensation Programs
• No Special Retirement Benefit Formulas for Executive Officers	• Relative Pay-for-Performance Alignment

In 2015, AES again received strong support for its executive compensation programs, with over 96% of votes cast approving, on an advisory basis, our executive compensation. In 2015, as in prior years, the Compensation Committee considered input from our Stockholders and other stakeholders as part of its annual review of AES’ executive compensation program.
Please see the “Compensation Discussion and Analysis” section in this Proxy Statement for a detailed description of our executive compensation programs.

Questions and Answers Regarding the Proxy Statement and Annual Meeting
WHAT IS THE RECORD DATE?
The record date for the Annual Meeting is February 22, 2016. The record date has been established by the Board as permitted by Delaware law. Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting. Such owners of record are also entitled to vote at the Annual Meeting and any adjournments of the Annual Meeting. Each share of common stock is entitled to one vote.
HOW DOES A STOCKHOLDER SUBMIT A VOTE ON A PROPOSAL?
A Stockholder may vote by telephone, via the Internet, or in person by attending the Annual Meeting. A Stockholder may also vote by marking, signing, dating and returning the Proxy Card to the Office of the Corporate Secretary at 4300 Wilson Boulevard, Arlington, Virginia 22203. Instructions on how to vote by phone or via the Internet are set forth in the Notice of Internet Availability of Proxy Materials or Proxy Card. If a Stockholder owns shares through a broker or other intermediary, voting instructions will be set forth in the voting instruction card provided by your broker or other intermediary.
WHAT ARE THE APPROVAL REQUIREMENTS?
If a Proxy is properly executed, the shares it represents will be voted at the Annual Meeting in accordance with the instructions noted on the Proxy. If no instructions are specified in the Proxy with respect to the matters to be acted upon, the shares represented by the Proxy will be voted in accordance with the recommendations of the Board. The recommendations of the Board regarding the matters to be acted upon at the Annual Meeting are set forth in this Proxy Statement. Each share of common stock is entitled to one vote on each proposal contained herein. Generally, except as otherwise provided by law, rule, AES’ Sixth Restated Certificate of Incorporation (the “Charter”) or our By-Laws, the affirmative vote of a majority of the shares of common stock present in person or represented by Proxy at the meeting and entitled to vote on the matter is required for approval. Each Proposal on which Stockholders will vote at the Annual Meeting, including for the election of Directors (in accordance with Section 216 and subject to Section 141(b) of the Delaware General Corporation Law), must be approved by a majority of the shares of common stock present in person or represented by Proxy at the meeting and entitled to vote on the Proposal.
In tabulating the voting results for any particular proposal, abstentions have the same effect as votes against the matter. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may be treated as “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the election of Directors, the advisory approval of the Company’s executive compensation, and the nonbinding Stockholder proposal seeking a report on Company policies and technological advances. However, brokers may vote their clients’ shares on “routine” proposals such as the proposal seeking ratification of EY as the independent registered public accounting firm for fiscal year 2016. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.
WHAT CONSTITUTES A QUORUM?
For business to be conducted at the Annual Meeting, a quorum must be present or represented by Proxy. Under our By-Laws, the presence, in person or represented by Proxy, of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum, except as otherwise provided by statute or by the Charter. The number of outstanding shares of common stock entitled to vote at the Annual Meeting is determined as of the record date. Abstentions and broker non-votes will be counted in determining whether a quorum is present for the Annual Meeting. A copy of the By-Laws is available on our website (www.aes.com).
MAY A STOCKHOLDER CHANGE A VOTE?
Stockholders are entitled to revoke their Proxies at any time before their shares are voted at the Annual Meeting. To revoke a Proxy, a Stockholder must file a written notice of revocation with the Company, deliver a duly executed Proxy bearing a later date than the original submitted Proxy, submit voting instructions again by telephone or via the Internet, or attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not, by itself, revoke your Proxy. If you hold shares in street name, you must contact your broker, bank or other nominee to change your vote or obtain a Proxy to vote your shares if you wish to cast your vote in person at the meeting.
ARE VOTING RECORDS CONFIDENTIAL?
We require vote tabulators and the Inspector of the Election to execute agreements to maintain the confidentiality of voting records. Voting records will remain confidential, except as necessary to meet legal requirements and in other limited circumstances such as proxy contests.

HOW DOES THE COMPANY SOLICIT PROXIES?
The Company will solicit Proxies by mail, telephone, or other means of communication. We will bear the cost of the solicitation of Proxies. The Company has retained Computershare Trust Co., N.A. and Georgeson Inc. to assist in soliciting Proxies from Stockholders and we will pay a fee estimated at $35,000, plus expenses, for such services. In addition, solicitation may be made by our Directors, Officers, and other employees. We reimburse brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the Financial Industry Regulatory Authority for reasonable expenses incurred by them in forwarding materials to the beneficial owners of our common stock.

DO I NEED AN ADMISSION TICKET TO ATTEND THE ANNUAL MEETING?
Yes. You must present both (i) an admission ticket or proof of stock ownership and (ii) valid photo identification to attend the Annual Meeting.

•	If you received these materials by mail, your admission ticket is attached to your Proxy card. Please detach the ticket and bring it with you to the Annual Meeting.

•	If you vote electronically via the Internet, you can print an admission ticket from the online site.

•
If you hold shares through an account with a bank or broker, contact your bank or broker to request a legally valid Proxy from the owner of record to vote your shares in person. This will serve as your admission ticket.

•
A recent brokerage statement or letter from your broker showing that you owned AES common stock in your account as of February 22, 2016, serves as proof of stock ownership and may be presented in lieu of an admission ticket.

If you do not have an admission ticket or proof of ownership and valid photo identification, you will not be admitted into the Annual Meeting.
Please also note that, if you attend the Annual Meeting, the use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers and similar devices is strictly prohibited at the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated ten Directors (the “Nominees”) for election at the Annual Meeting. The Nominees are identified and discussed in the paragraphs below for election at this year’s Annual Meeting and to each serve a one-year term expiring at the Annual Meeting in 2017.

Andrés R. Gluski
Age: 58 Director Since: September 2011 Board Committees: Strategy and Investment Committee, Chair Innovation and Technology Committee Skills and Expertise: Public Company CEO Energy Industry Global Business
Qualifications and Experience: As the CEO of AES, Mr. Gluski provides our Board with in-depth knowledge about the Company’s business and issues confronting our business, the electric industry and international markets. Mr. Gluski was appointed to the U.S. Brazil CEO Forum in 2012, the President's Export Council in 2013, and the US-India CEO Forum in 2015. In 2015, Mr. Gluski was also appointed Chairman of the Council of the Americas/Americas Society. Prior to his appointment as CEO in September 2011, Mr. Gluski served as Executive Vice President and Chief Operating Officer of the Company from March 2007 until that time, Regional President for Latin America from 2006 to 2007, Senior Vice President for the Caribbean and Central America from 2003 to 2006, CEO of La Electricidad de Caracas (“EDC”) from 2002 to 2003 and CEO of AES Gener (Chile) in 2001. Before joining AES, Mr. Gluski was Executive Vice President and Chief Financial Officer of EDC, Executive Vice President of Banco de Venezuela (Grupo Santander), Vice President for Santander Investment, and Executive Vice President and Chief Financial Officer of CANTV (subsidiary of GTE). Mr. Gluski has also worked with the International Monetary Fund in the Treasury and Latin American Departments and served as Director General of the Ministry of Finance of Venezuela.
Education: Mr. Gluski is a magna cum laude graduate of Wake Forest University and holds a M.A. and a Ph.D. in Economics from the University of Virginia.
Current and Former Directorships: Mr. Gluski currently serves on the Board of Directors of Waste Management, Inc. (NYSE: WM)(from January 2015 to the present), The Council of the Americas/Americas Society (from 2011 to the present; Chairman since 2015), The Edison Electric Institute (from 2010 to the present), and is Chairman of AES Gener (from May 2005 to the present) and AES Brasiliana (from March 2006 to the present). He also served on the Board of Directors of Cliffs Natural Resources (NYSE: CLF) from January 2011 to August 2014.

Charles L. Harrington

Age: 57
Director Since: December 2013

Board Committees:
Financial Audit Committee
Strategy and Investment Committee
Innovation and Technology Committee

Skills and Expertise:
Senior Leadership, CEO
Engineering & Construction
Global Business
Finance

Qualifications and Experience: Mr. Harrington brings to the AES Board a strong record of driving innovation and sustainable results. Since May 2008, Mr. Harrington has served as Chairman and CEO of Parsons Corporation, an engineering, construction, technical and management services firm (“Parsons”), and has spent over 30 years with Parsons in various operations, including in finance, as Chief Financial Officer, and business development roles. During his tenure as CEO of Parsons, Mr. Harrington has focused on expanding into strategically important new business areas and led Parsons to record profitability.
Education: Mr. Harrington received a B.S., magna cum laude, in Engineering from California Polytechnic State University and a M.B.A. in Finance and Marketing from the Anderson School of Management, UCLA.
Current and Former Directorships: Mr. Harrington currently serves on the Board of Directors of the J.G. Boswell Company (privately held) (from 2015 to the present) and has been a member of the boards of the following privately-held or non-profit companies: Parsons Corporation (from 2008 to the present), Anderson School of Management at UCLA (from 2008 to 2014), California Polytechnic State University (from 2008 to the present), Blumenthal Performing Arts Center (from 2006 to 2012), California Science Center (from 2008 to the present) and Business-Higher Education Forum (from 2011 to the present).

Kristina M. Johnson

Age: 58
Director Since: January 2011
(Previously served on the Board from April 2004 to April 2009)

Board Committees:
Compensation Committee
Innovation and Technology Committee, Chair

Skills and Expertise:
Senior Leadership, CEO
Energy Industry
Technology
Governmental Experience

Qualifications and Experience: Dr. Johnson currently is the Chief Executive Officer of Cube Hydro Partners, a company that invests in, develops, and modernizes hydroelectric facilities and provides consulting services on hydroelectric power and other clean energy projects, a position she has held since January 2014, and at Enduring Hydro, LLC, since April 2011. Dr. Johnson was the Undersecretary for Energy at the U.S. Department of Energy (from May 2009 to November 2010). Prior to government service, Dr. Johnson was Provost and Senior Vice President for Academic Affairs at the Johns Hopkins University from September 2007 to April 2009. Previously, she served as the Chief Academic and Administrative Officer and Chief Budget Officer of the Edmund T. Pratt, Jr., School of Engineering at Duke University (“Duke”), joining Duke in July 1999. Prior to joining Duke, Dr. Johnson served on the faculty of the University of Colorado at Boulder from 1985 to 1999 as a Professor of Electrical and Computer Engineering and a co-founder and Director (from 1993 to 1997) of the National Science Foundation Engineering Research Center for Optoelectronic Computing Systems Center.
Education: Dr. Johnson received her B.S., with distinction, M.S. and Ph.D. from Stanford University in Electrical Engineering. She is an expert in liquid crystal electro-optics and has over forty-five patents or patents pending in this field. Dr. Johnson has received numerous recognitions for contributions to her field, including the John Fritz Medal, considered the highest award given in the engineering profession, and was inducted into the National Inventor’s Hall of Fame (June 2015).
Current and Former Directorships: From 2006 to 2009, Dr. Johnson served on the boards of directors of Minerals Technologies, Inc.(NYSE: MTX), Boston Scientific Corporation (NYSE: BSX) and Nortel Networks, until her appointment to the Department of Energy when she resigned from all public boards. After leaving the Department of Energy, she was re-elected to the board of directors of Boston Scientific Corporation (from December 2010 to the present) and elected to the board of directors of Cisco Systems, Inc. (Nasdaq: CSCO)(from August 2012 to the present).

Tarun Khanna

Age: 49
Director Since: April 2009

Board Committees:
Nominating, Governance and Corporate Responsibility Committee
Financial Audit Committee
Innovation and Technology Committee

Skills and Expertise:
Global Business
Emerging Markets
Corporate Strategy
Finance

Qualifications and Experience: Dr. Khanna is the Jorge Paulo Lemann Professor at the Harvard Business School, joining the faculty in 1993. He brings substantial expertise regarding global business, emerging markets and corporate strategy to the Board. Dr. Khanna’s scholarly work has been published in a range of economics, management and foreign policy journals and he has published Billions of Entrepreneurs: How China and India are Reshaping their Futures, and Yours, a book focusing on the drivers of entrepreneurship in Asia. He also co-authored the book, Winning in Emerging Markets: A Roadmap for Strategy and Execution, which was published in March 2010. He was appointed a Young Global Leader (under 40) by the World Economic Forum in 2007, was elected as a Fellow of the Academy of International Business in 2009, and was appointed Director of Harvard University’s South Asia Institute in 2010.
Education: Dr. Khanna received a B.S.E. from Princeton University and Ph.D. from Harvard University.
Current and Former Directorships: Dr. Khanna is also a member of the boards of directors of SKS Microfinance (from February 2009 to the present) and the following privately-held companies: GVK Bio Sciences (from 2007 to the present), TVS Logistics (from 2008 to the present) and Axilor (from 2015 to the present). He is also a Director of the non-profit, Parliamentary Research Services (from 2015 to the present) and is a Trustee of the Museum of Fine Arts, Boston (from 2015 to the present).

Holly K. Koeppel

Age: 57
Director Since: April 2015

Board Committees:
Nominating, Governance and Corporate Responsibility Committee
Compensation Committee

Skills and Expertise:
Energy Industry
Finance
Corporate Strategy
Global Business
Former Public Company CFO

Qualifications and Experience: Ms. Koeppel, a senior operating and financial executive, has served for over thirty years in the energy industry. Her knowledge of global energy-related commodity markets and infrastructure industries offers valuable insights to the Board. Most recently (from 2010 to February 2015), Ms. Koeppel was Partner and Global Co-Head of Citi Infrastructure Investors, a division of Citigroup. Prior to her service at Citi Infrastructure Investors, Ms. Koeppel served as Executive Vice President and Chief Financial Officer for American Electric Power Corporation (“AEP”) from 2006 to 2009 and several additional executive positions at AEP (from 2000 to 2006).
Education: Ms. Koeppel received a B.S. in Business Administration from Ohio State University and an M.B.A. from Ohio State University, where she was a member of Phi Beta Kappa.
Current and Former Directorships: Ms. Koeppel has been a member of the boards of directors of Reynolds American Inc., (NYSE: RAI) (from 2008 to the present) and Integrys Energy Group, Inc. (from 2012 to February 2015).

Philip Lader

Age: 69
Director Since: April 2001

Board Committees:
Nominating, Governance and Corporate Responsibility Committee, Chair
Strategy and Investment Committee
Innovation and Technology Committee

Skills and Expertise:
Governance
Governmental Experience
Corporate Strategy
Global Business

Qualifications and Experience: Mr. Lader brings substantial executive, board and government experience to AES. The former U.S. Ambassador to the Court of St. James’s, he served as Chairman of WPP plc, the world’s largest global advertising and marketing services company comprised of approximately 189,000 people in 114 countries, which includes J. Walter Thompson, Young & Rubicam, and Ogilvy & Mather, from 2001 to June 2015. A lawyer, Mr. Lader is also a Senior Advisor to Morgan Stanley and Palantir Technologies, and serves as a member of the Investment Committees of Morgan Stanley’s Global Infrastructure Fund. Mr. Lader was Vice Chairman of RAND Corporation, and continues as a Director. Mr. Lader served as White House Deputy Chief of Staff, Assistant to the President, Deputy Director of the Office of Management and Budget, and Administrator of the U.S. Small Business Administration during the Clinton Administration. Mr. Lader was also President of Sea Pines Company, Executive Vice President of the U.S. holdings of the late Sir James Goldsmith, and president of universities in South Carolina and Australia.
Education: Mr. Lader graduated with a B.A. from Duke University where he was a member of Phi Beta Kappa, received an M.A. from the University of Michigan, completed graduate law studies at Oxford University, and received a J.D. from Harvard Law School.
Current and Former Directorships: Mr. Lader currently is a member of the boards of directors of Marathon Oil Corporation (NYSE: MRO) (from 2002 to the present), UC RUSAL (from 2006 to the present), and is or has been a member of the boards of directors of WPP plc (from 2001 to June 2015), Lloyd’s of London (from 2005 to 2010), Songbird Estates (Canary Wharf), plc (from 2006 to 2009), and the following privately-held or non-profit companies: Duck Creek Technologies (from 2009 to 2011), RAND Corporation (from 2001 to 2011 and 2013 to the present), Atlantic Council of US (from 2008 to the present), Smithsonian Museum of American History (from 2006 to the present), Salzburg Global Seminar (from 2008 to 2013), Middleton Place Foundation (from 2008 to 2013), Bankinter Foundation for Innovation (from 2007 to the present) and the Minerva Project (from 2015 to the present).

James H. Miller
Age: 67 Director Since: June 2013 Board Committees: Compensation Committee, Chair Financial Audit Committee Skills and Expertise: Energy Industry Former Public Company CEO Finance Global Business
Qualifications and Experience: Mr. Miller brings to the AES Board his substantial experience in the energy industry both in the US and internationally, including experience in regulated utilities and competitive power markets. With more than 35 years of experience in the energy industry, Mr. Miller served as Chairman of PPL Corporation from 2006 until his retirement in March 2012. He joined PPL as President of its US generation businesses in 2001. Previously, he was Executive Vice President of USEC Inc. and President of two ABB Group subsidiaries: ABB Environmental Systems and ABB Resource Recovery Systems. He began his career at the former Delmarva Power & Light Co.
Education: Mr. Miller holds a bachelor’s degree in electrical engineering from the University of Delaware and served in the US Navy nuclear submarine program.
Current and Former Directorships: Mr. Miller is a member of the boards of directors of Crown Holdings, Incorporated (NYSE: CCK) (from 2010 to the present) and Chicago Bridge & Iron Company N.V. (NYSE: CBI) (from 2014 to present). In addition, Mr. Miller has been a member of the boards of directors of Rayonier, Inc. (NYSE: RYN) (from 2011 to 2014), Rayonier Advanced Materials (NYSE: RYAM) (from 2014 to 2015) and Lehigh Gas Partners LP (from 2012 to 2013).

John B. Morse Jr.
Age: 69 Director Since: December 2008 Board Committees: Financial Audit Committee, Chair Strategy and Investment Committee Skills and Expertise: Former Public Company CFO Investment Finance Risk Management
Qualifications and Experience: Mr. Morse brings substantial executive experience to the Board, including board, investment and other finance expertise. Before his retirement in December 2008, Mr. Morse served as the Senior Vice President, Finance and Chief Financial Officer of The Washington Post Company (the “Post”), now Graham Holdings Co., a diversified education and media company whose principal operations include educational services, newspaper and magazine print and online publishing, television broadcasting and cable television systems recording over $4.4 billion in annual operating revenues. During Mr. Morse’s 19 year tenure, the Post’s leadership made more than 100 investments in both domestic and international companies and included new endeavors in emerging markets. Prior to joining the Post, Mr. Morse was a partner at Price Waterhouse (now PricewaterhouseCoopers), where he worked with publishing/media companies and multilateral lending institutions for more than 17 years.
Education: Mr. Morse graduated with a B.A. from the University of Virginia and an M.B.A. from the Wharton School of Finance at the University of Pennsylvania. Mr. Morse is a Certified Public Accountant.
Current and Former Directorships: Mr. Morse is also a member of the boards of directors of Host Hotels & Resorts Corporation (NYSE: HST) (from 2005 to the present) and HSN, Inc. (Nasdaq: HSNI) (from 2008 to the present). Mr. Morse also is Former Trustee and President Emeritus of the College Foundation of the University of Virginia (from 2002 to 2012), and completed a six-year term as a member of the Financial Accounting Standards Advisory Council (from 2004 to 2010).

Moisés Naím

Age: 63
Director Since: April 2013

Board Committees:
Nominating, Governance and Corporate Responsibility Committee
Compensation Committee

Skills and Expertise:
Emerging Markets
International Economics
Governmental Experience

Qualifications and Experience: Dr. Naím is a Distinguished Fellow in the International Economics Program at the Carnegie Endowment for International Peace and has served in that role from June 2010 to the present. For fourteen years (from 1996 to 2010), Dr. Naím served as Editor in Chief for Foreign Policy magazine (first, at The Carnegie Endowment for International Peace and subsequently, at The Washington Post Company). He has written extensively on international economics and global politics, economic development and the consequences of globalization, and is the chief international columnist for El País and La Repubblica, which are high circulation daily newspapers in Spain and Italy, respectively. His columns are syndicated worldwide. Dr. Naím is also the host and producer of Efecto Naím, a global Spanish language news and analysis broadcast. Dr. Naím brings substantial international economics and political expertise to AES through his tenure as Venezuela’s Minister of Industry and Trade and Director of Venezuela’s Central Bank in the early 1990s and as an Executive Director of the World Bank in the early 1990s. He is also the author of many scholarly articles and more than ten books on economics and politics and has broad experience as a consultant to corporations, governments and non-governmental organizations.
Education: Dr. Naím holds M.Sc. and Ph.D. degrees from the Massachusetts Institute of Technology.
Current and Former Directorships: Dr. Naím is a member of the board of directors of FEMSA (NYSE: FMX) (from 2011 to the present) and was a member of the board of directors of Cementos Pacasmayo (NYSE: CPAC) (from 2013 to 2015).

Charles O. Rossotti

Age: 75
Director Since: March 2003

Chairman and Lead Independent Director Since: April 2013

Skills and Expertise:
Senior Leadership
Global Business
Corporate Strategy
Finance
Governmental Experience
Risk Management

Qualifications and Experience: Mr. Rossotti brings substantial executive, entrepreneurial, global business, operations, and finance experience to our Board as a result of his previous positions. Since March 2003, he served as a Senior Advisor with the Carlyle Group, one of the world’s largest private equity firms. From November 1997 until November 2002, Mr. Rossotti was the Commissioner of Internal Revenue at the United States Internal Revenue Service (“IRS”), where he was responsible for regulatory and financial and accounting functions for $2 trillion a year in tax revenues. Prior to joining the IRS, Mr. Rossotti was a founder of American Management Systems, Inc. (“AMS”), a technology and management consulting firm which grew from inception to 9,000 employees and $800 million in revenue, where he oversaw operations in the U.S., Europe, and Asia. Mr. Rossotti held the position of President of AMS from 1970 to 1989, CEO from 1981 to 1993 and Chairman from 1989 to 1997, where he oversaw expansion into developed international markets, risk management of contracting functions, and strategic actions. From 1965 to 1969, he held various positions in the Office of Systems Analysis within the Office of the Secretary of Defense. He is currently a member of the board of directors of Capital Partners for Education, a non-profit organization and a member of the Controller General’s Advisory Board of the U.S. Government Accountability Office.
Education: Mr. Rossotti graduated magna cum laude from Georgetown University and received an M.B.A. with high distinction from Harvard Business School.
Current and Former Directorships: Mr. Rossotti serves or served as a member of the boards of directors of Bank of America Corporation (NYSE: BAC) (from 2009 to 2013), Booz, Allen, Hamilton (NYSE: BAH) (from 2008 to the present), and Merrill Lynch Corporation (from 2004 to 2008) and the following privately held companies: Apollo Global (from 2008 to 2012), Compusearch Systems, Inc. (from 2005 to 2011), Quorum Management Solutions (from 2010 to the present), Primatics Financial (from 2011 to 2015), Wall Street Institute (from 2005 to 2010), ECi Software Solutions (from 2014 to the present), Carlyle Select Trust (from 2014 to 2015), Coolbine Systems (from 2015 to the present) and LDiscovery, LLC (2015 to the present).

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE TEN DIRECTORS DISCUSSED ABOVE

INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Director Independence

We are required to have a majority of independent Directors serving on our Board and may only have independent Directors serving on each of our Financial Audit Committee (the “Audit Committee”), Compensation Committee and Nominating, Governance and Corporate Responsibility Committees (the “Nominating Committee”) pursuant to the rules of the New York Stock Exchange (the “NYSE”) and, with respect to our Audit Committee, the rules and regulations existing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Under the NYSE rules, no director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with the Company (directly, or as a partner, shareholder, or officer of an organization that has a relationship with the Company).  The Board makes independence determinations based on all relevant facts and circumstances when assessing the materiality of any relationship between the Company and a Director or a Director’s affiliation with other businesses or entities that have a relationship with the Company.

Our Board undertook an annual review of Director independence in February 2016. The purpose of this review was to determine whether any relationships or transactions involving Directors (including their family members and affiliates) were inconsistent with a determination that the Director is independent under the independence standards set forth in the NYSE rules and our Corporate Governance Guidelines and, with respect to Audit Committee members, under the independence standards for audit committee members under the Exchange Act.

In making this determination, the Board considered not only the criteria for independence set forth in the listing standards of the NYSE but also any other relevant facts and circumstances that may have come to the Board’s attention, after inquiry, relating to transactions, relationships or arrangements between a Director or any member of their immediate family (or any entity of which a Director or an immediate family member is an Executive Officer, general partner or significant equity holder) on the one hand, and AES or any of its subsidiaries or affiliates, on the other hand, that might signal potential conflicts of interest, or that might bear on the materiality of a Director’s relationship to AES or any of its subsidiaries. As described in the preceding sentence, the Board considered the independence issue not merely from the standpoint of the Director, but also from that of the persons or organizations with which the Director or Director nominee is affiliated.

Based on its review, our Board determined that Messrs. Harrington, Lader, Miller, Morse and Rossotti, Ms. Koeppel and Drs. Johnson, Khanna and Naím each qualify as independent under the independence standards existing under the NYSE rules. Our Board also determined that Messrs. Harrington, Miller, and Morse and Dr. Khanna qualify as independent under the independence standards for audit committee members under the Exchange Act.

Board Leadership Structure

Our Corporate Governance Guidelines require the separation of the offices of the Chairman of the Board (“Chairman”) and CEO. If the Chairman is independent, he or she will also serve as Lead Independent Director. Since 1993, we have separated the offices of Chairman and CEO. Since 2003, our Chairman has been an independent Director who has also acted as Lead Independent Director.

We believe the structure described above provides strong leadership for our Board, while positioning our CEO as the leader of the Company for our investors, counterparties, employees and other stakeholders. Our current structure, which includes an independent Chairman serving as Lead Independent Director, helps ensure independent oversight over the Company. Our Corporate Governance Guidelines state that the Lead Independent Director’s duties include coordinating the activities of the independent Directors, coordinating the agenda for and moderating sessions of the Board’s independent Directors, and facilitating communications among the other members of the Board. At the same time, our current structure allows the CEO to focus his energies on management of the Company.

Our Board has nine independent members. A number of our independent Board members are currently serving or have served as Directors or as members of senior management of other public companies. We have three Board Committees comprised solely of independent Directors, each with a different independent Director serving as Chairman of the Committee. We believe that the number of independent experienced Directors that make up our Board, along with the independent oversight of the Board by the non-executive Chairman, benefits our Company and our Stockholders.

Pursuant to our By-Laws and our Corporate Governance Guidelines, our Board determines the best leadership structure for the Company. As part of our annual Board self-evaluation process, the Board evaluates issues such as independence of the Board, communication between Directors and Management, the relationship between the CEO and Chairman, and other matters that may be relevant to our leadership structure. The Company recognizes that in the event that circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and its Stockholders.

THE COMMITTEES OF THE BOARD

In 2015, the Board maintained five standing Committees: Compensation Committee, Audit Committee, Innovation and Technology Committee, Nominating Committee, and Strategy and Investment Committee. The Board has determined that each of the members of the Compensation Committee, Audit Committee, and Nominating Committee meets the standards of independence established by the NYSE as currently in effect. A description of each Board Committee is set forth below.

STANDING COMMITTEES

Compensation Committee

The members of the Compensation Committee are Kristina M. Johnson, Holly K. Koeppel, James H. Miller (Chair), and Moisés Naím. For information regarding the role of our Compensation Committee, including its processes and procedures for determining executive compensation, see “Information About our Compensation Committee” in this Proxy Statement. The Compensation Committee operates under the Charter of the Compensation Committee, which has been adopted and approved by the Board. Consistent with the requirements of the Charter, the Board determined that all Compensation Committee members are independent within the meaning of SEC rules and current listing standards of the NYSE. The Compensation Committee may form subcommittees and delegate to those subcommittees such power and authority as the Compensation Committee deems appropriate and in compliance with law.

Financial Audit Committee

The members of the Audit Committee are Charles L. Harrington, Tarun Khanna, James H. Miller, and John B. Morse, Jr. (Chair). The Audit Committee is responsible for the review and oversight of the Company’s performance with respect to its financial responsibilities and the integrity of the Company’s accounting and reporting practices. The Audit Committee may delegate its authority to subcommittees when it deems such delegation to be appropriate and in the best interests of the Company. The Audit Committee, on behalf of the Board, also appoints the Company’s independent auditors, subject to Stockholder ratification, at the Annual Meeting. The Audit Committee operates under the Charter of the Audit Committee adopted and approved by the Board. Our Board has determined that all members of the Audit Committee are independent within the meaning of the SEC rules and under the current listing standards of the NYSE. The Board has also determined that each member of the Audit Committee is “financially literate” as required by the NYSE rules, and that each of Messrs. Harrington, Morse, and Miller are Audit Committee Financial Experts pursuant to SEC rules based on, among other things, the experience of such member, as described under “Proposal 1: Election of Directors” of this Proxy Statement.

Innovation and Technology Committee

The members of the Innovation and Technology Committee are Andrés R. Gluski, Kristina M. Johnson (Chair), Charles L. Harrington, Tarun Khanna, and Philip Lader. The Innovation and Technology Committee is responsible for oversight of the Company’s efforts to foster growth through innovation and in evaluating the Company’s efforts to identify and address risks and opportunities in the power industry and adjacent industries arising from emerging or competing technologies. It is also responsible for oversight of the Company’s performance excellence and continuous improvement program and the Company’s approach to the replication of innovative solutions across businesses. The Innovation and Technology Committee operates under the Charter of the Innovation and Technology Committee adopted and approved by the Board.

Strategy and Investment Committee

The members of the Strategy and Investment Committee are Andrés R. Gluski (Chair), Charles L. Harrington, Philip Lader, and John B. Morse, Jr. The Strategy and Investment Committee focuses on the evaluation of strategic plans and of capital deployment in the context of the Company’s corporate strategy. In addition, at the request of the Board, the Committee or Management, individual transactions may also be reviewed by the Committee including potential investments, asset sales, proposed equity and/or debt offerings, or other transactions. The Strategy and Investment Committee operates under the Charter of the Strategy and Investment Committee adopted and approved by the Board.

Nominating, Governance and Corporate Responsibility Committee

The members of the Nominating Committee are Tarun Khanna, Holly K. Koeppel, Philip Lader (Chair), and Moisés Naím. The Nominating Committee provides recommendations for potential Director nominees for election to the Board and establishes compensation for Directors as further described below. The Nominating Committee also considers governance, social responsibility and cybersecurity issues relating to the Board and the Company, and considers the scope of the Company’s internal environmental and safety audit programs. The Nominating Committee may form subcommittees and delegate to those subcommittees such power and authority as the Committee deems appropriate and in compliance with applicable law. The Nominating Committee operates under the Charter of the Nominating Committee adopted and approved by the Board. Consistent with the requirements of the Charter, the Board determined that all Nominating Committee members are independent within the meaning of the listing standards of the NYSE.

Director Qualifications. Director nominees are selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding the Company’s global business environment and willingness to devote adequate time and effort to Board responsibilities so as to enhance the Board’s ability to oversee and direct the affairs and business of the Company.

Diversity. The Company does not maintain a separate policy regarding the diversity of the Board. However, the charter of the Nominating Committee requires that the Committee review the composition of the Board to ensure it has the “appropriate balance” of attributes, including, but not limited to, knowledge, experience and diversity. In addition, the Company’s Corporate Governance Guidelines establish that the size of the Board shall be nine to twelve members, a range which “permits diversity of experience without hindering effective discussion or diminishing individual accountability.” Consistent with these governing documents, both the Nominating Committee and the full Board seek Director nominees with distinct professional backgrounds, experience and perspectives so that the Board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities. As part of our annual Board self-evaluation process, the Board evaluates whether or not the Board as a whole has the skills and backgrounds for the current issues facing the Company. The Board also evaluates its effectiveness with regard to specific areas of expertise.

Director Nomination Process. Pursuant to our Corporate Governance Guidelines, our Nominating Committee reviews the qualifications of proposed Director nominees to serve on our Board and recommends Director nominees to our Board for election at the Company’s Annual Meeting. The Board proposes a slate of Director nominees to the Stockholders for election to the Board, using information provided by the Nominating Committee.

In certain instances, a third party may assist in identifying potential Director nominees. The Nominating Committee also considers potential nominations for Director provided by Stockholders and submits any such suggested nominations, when appropriate, to the Board for approval. Stockholder nominees for Director are evaluated using the criteria described above. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Board can do so by writing to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203 and providing the information and following the additional procedures set forth in the By-Laws, which are described in “ Governance Matters: Stockholder Proposals and Nominations for Director” of this Proxy Statement.

Director Compensation. The Nominating Committee annually reviews the level and form of compensation paid to Directors, including our Director compensation program’s underlying principles. Under the Corporate Governance Guidelines, a Director who is also an Officer of AES is not permitted to receive additional compensation for service as a Director. In reviewing and determining the compensation paid to Directors, the Nominating Committee considers how such compensation relates and compares to that of similarly-sized general industry and energy companies and the General Counsel’s Office assists the Nominating Committee with its review of our Director compensation program. The General Counsel’s Office conducts research on other companies’ Director compensation practices by reviewing a broad-based Director compensation study and survey data from Willis Towers Watson’s U.S. General Industry and U.S. Energy Databases, and providing the Committee with a benchmarking analysis of such companies’ practices as compared to the Company’s Director compensation program. These reports are further described in “Director Compensation for Year 2015” of this Proxy Statement. Neither the General Counsel’s Office nor the Nominating Committee retains an independent compensation consultant to assist with recommending or determining Director compensation. Any proposed changes to the Director compensation program are recommended by the Nominating Committee to the Board for consideration and approval. For further information regarding our Director compensation program, see “Director Compensation for Year 2015” of this Proxy Statement.

Committee Charters

A copy of each Committee Charter can be obtained from the Company’s website (www.aes.com) or by sending a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203.

BOARD’S ROLE IN RISK MANAGEMENT

Our Management is responsible for the management and assessment of risk at the Company, including communication of the most material risks to the Board and its Committees, which provide oversight over the risk management practices implemented by Management. Our full Board provides oversight with respect to risk management, except for the oversight of risks that have been specifically delegated to a Committee of the Board. Even when the oversight of a specific area of risk has been delegated to a Committee, the full Board maintains oversight over such risks through the receipt of reports from the Committee Chairpersons to the full Board at each regularly-scheduled full Board meeting. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over a particular risk, even if the risk was initially overseen by a Committee. The Board and Committee reviews occur principally through the receipt of regular reports from Management to the Board on these areas of risk, and discussions with Management regarding risk assessment and risk management.

Full Board. At its regularly scheduled meetings, the Board generally receives a number of reports which include information relating to risks faced by the Company. The Company’s Chief Financial Officer provides a report on the Company’s financial performance and outlook, which may include an analysis of key external and internal drivers of performance, the Company’s liquidity position, prospective sources and uses of funds, and the implications to the Company’s debt covenants and credit rating, if any. The Chief Operating Officer provides operational reports, which may include risks related to tariffs, efficiency at our subsidiaries’ plants, performance of our subsidiaries’ distribution businesses, and related matters. The Company’s Vice President of Risk provides a report to the Board which explains the Company’s primary risk exposures, including currency, commodity, hydrology, and interest rate risk. The Company’s Senior Vice President for Global Engineering and Construction provides a report on construction projects which highlights the progress achieved and risks that may cause delays and increases in costs. Finally, the Company’s General Counsel provides a privileged dispute resolution report, which provides information regarding the status of the Company’s litigation and related matters. At each regularly-scheduled Board meeting, the full Board also receives reports from Committee Chairpersons, which may include a discussion of risks initially overseen by the Committees for discussion and input from the full Board. As noted above, in addition to these regular reports, the Board receives reports on specific areas of risk from time to time, such as regulatory, geopolitical, cyclical, or other risks.

Committees. The Audit Committee maintains initial oversight over risks related to the integrity of the Company’s financial statements, internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company’s internal audit function), the performance of the independent auditor, and the effectiveness of the Company’s Ethics and Compliance Program. The Innovation and Technology Committee maintains initial oversight over risks related to technologies and innovations deployed by the Company for use in its businesses. The Nominating Committee maintains initial oversight over risks related to workplace safety and cybersecurity, and our subsidiaries’ continuing efforts to ensure compliance with the best practices in these areas. When appropriate, the Nominating Committee also receives environmental reports regarding our subsidiaries’ compliance with environmental laws and their efforts to ensure continuing compliance with governing laws and regulations. The Compensation Committee maintains initial oversight over risks related to the Company’s compensation practices, including practices related to hiring and retention, succession planning (approved by the full Board), and training of employees. The Strategy and Investment Committee maintains initial oversight over risks related to our overall strategic plans and capital deployment in the context of our corporate strategy.

DIRECTOR ATTENDANCE

In 2015, our Board convened seven times, including two telephonic meetings, and our Board Committees held the following number of meetings: (i) Audit Committee - eight meetings; (ii) Compensation Committee - eight meetings; (iii) Innovation and Technology Committee - five meetings; (iv) Nominating Committee - five meetings; and (v) Strategy and Investment Committee - four meetings.

Under our Corporate Governance Guidelines, Directors are expected to attend Board meetings and meetings of Committees on which they serve in person or by telephone conference, and Directors are encouraged to attend the Annual Meeting. Messrs. Gluski, Harrington, Lader, Morse, and Rossotti, Ms. Koeppel, and Drs. Johnson, Khanna and Naím attended the 2015 Annual Meeting of Stockholders on April 23, 2015. In 2015, no Director attended less than 75% of the aggregate of all meetings of the Board and the Committees on which they then served.

In accordance with the Company’s Corporate Governance Guidelines, non-management Directors met in executive session after each in-person meeting of the Board. Non-management Directors met five times in 2015, with Mr. Rossotti presiding as Lead Independent Director.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis (“CD&A”)
Executive Summary
The CD&A includes compensation details for our “Named Executive Officers” (“NEOs”), including:

Name	Title
Mr. Andrés Gluski	President & Chief Executive Officer (“CEO”)
Mr. Thomas O’Flynn	EVP & Chief Financial Officer (“CFO”)
Mr. Brian Miller	EVP, General Counsel & Corporate Secretary (“General Counsel”)
Ms. Elizabeth Hackenson	SVP, Technology and Services & CIO (“CIO”)
Mr. Bernerd Da Santos	SVP & Chief Operating Officer (“COO”)

In this CD&A, Non-GAAP measures (Adjusted EPS and Proportional Free Cash Flow) are reconciled to the nearest GAAP financial measures in the section titled “Non-GAAP Measures” of this CD&A.
Discussion of 2015 Performance and Compensation
As context for understanding our 2015 NEO compensation, the following discussion summarizes the Company’s financial and operational results and other notable accomplishments and business activities in 2015.

Despite continued challenges in the macroeconomic environment, 2015 was an important year for AES. We delivered attractive growth in free cash flow, advanced select platform expansion projects across our portfolio, including projects under construction, and increased our dividend. Compared to 2011, we have significantly reduced the complexity of our portfolio while achieving improvements in both safety and operations.

However, for 2015, we did not meet all of the pre-established objectives in the annual incentive plan, including our Adjusted EPS target goal and certain growth objectives. Therefore, the Compensation Committee approved NEO annual incentive awards below the target level. Specifically, all of our NEOs received 2015 annual incentive awards that represent 83% of the target annual incentive opportunity.

Additionally, there are significant challenges facing the global energy and infrastructure sectors, including lower commodity prices, weakening foreign currencies and a lower economic growth outlook. Year-over-year, the price of AES Common Stock declined and, because our executive compensation program is highly aligned to shareholder value creation, the value of long-term incentives to NEOs has declined significantly in relation to their value when originally granted, as shown in the following chart:

In the above chart, the current realizable value of our NEOs’ outstanding long-term compensation grants is below the original grant date fair value. This outcome demonstrates the Company’s pay for performance philosophy since generally the NEOs will only realize the grant date fair value if the share price appreciates subsequent to the grant date. The actual amounts paid under the awards in this analysis may differ from both the grant date fair value and the realizable value as defined below.

•
Realizable value is defined as the pre-tax value as of December 31, 2015 of all stock options, restricted stock units and performance stock units granted between 2013 and 2015 with certain assumptions regarding performance stock units as discussed below.

•	For the 2013-2015 performance stock unit grant, the 43.18% vesting level, discussed below, is reflected in the chart.

•
For performance stock unit awards for which the performance period is not yet complete (2014-16 and 2015-17), the value is based on our period-to-date results through December 31, 2015 which are generally below the target performance level.

With respect to our Performance Stock Unit for the three-year performance period ending December 31, 2015, the Company paid below target. Less than half (43.18%) of the 2013-2015 performance stock units vested.

•
50% of the 2013-2015 performance stock unit awards forfeited because the Company did not attain the performance threshold which was Total Stockholder Return equal to the 30th percentile of S&P 500 Utility companies.

•
The other 50% of this performance stock unit award paid out at 86.37% of the target number of shares based on our actual EBITDA less Maintenance and Environmental CapEx result of $7.280M, which was 96.59% of the pre-established target.

Salary increases decided following our 2014 performance year (in setting 2015 target total compensation) were 3% for the CEO, General Counsel and CIO while the salary increase for the CFO was 5%. For the COO, his increase (12%) was decided in December 2014 in connection with his promotion into the position.

In February 2016, in light of the Company’s ongoing efforts to manage and reduce General & Administrative costs, as well as achieve even greater operational efficiency, the Compensation Committee agreed to the CEO’s recommendation to hold base salaries flat for himself and all of our other NEOs with the exception of an increase for our COO who was continuing to receive target total compensation more significantly below the market 50th percentile.

Additionally, in February 2016, the Company enhanced the design of the long-term compensation program for executives, including our NEOs. Specifically, beginning with the 2016 grant of long-term compensation awards, Proportional Free Cash Flow will replace EBITDA less Capex as the financial metric and AES Total Stockholder Return will be measured relative to three indices: S&P 500 Utilities (same as current), S&P 500, and MSCI Emerging Markets.

Our Executive Compensation Practices

The Compensation Committee frequently reviews developments in governance practices and market trends relating to executive compensation and has taken several actions intended to align the design and structure of AES’ executive compensation program, including our NEOs’ compensation, with current standards of governance and our stockholders’ interests. Key policies of the Compensation Committee are summarized below.

•	Target Total Compensation at 50th Percentile of Companies Comparable in Size
Our philosophy is to target total compensation (i.e., sum of base salary, target annual incentive opportunity and target long-term incentive opportunity) at the size-adjusted 50th percentile (based on revenues) of survey data to ensure a competitive compensation opportunity compared to similarly-sized companies.

•	Heavy Weight on Performance-based Compensation
Our compensation program is heavily weighted to performance-based pay with the majority of our compensation being paid through our annual incentive and long-term compensation plans.

•	Relative Pay-for-Performance Alignment
The Compensation Committee annually reviews an analysis of AES’ performance and CEO compensation relative to other power generation and utility companies with revenues generally over $10B from the S&P 500 Utilities Index to whom investors may compare AES. Total Stockholder Return is the primary performance measure reviewed in that analysis.
The analysis summarized in the below chart indicated that AES’ CEO compensation and Total Stockholder Return were both below median for the three-year period from January 1, 2012 to December 31, 2014. Specifically, CEO realizable pay and AES’ Total Stockholder Return were both in the bottom quartile; which indicates that compensation actually realizable by our CEO aligns with value creation to AES Stockholders.

•	Executive Stock Ownership Guidelines
We maintain market-competitive stock ownership guidelines to align our NEOs’ interests with those of our stockholders.

•	Clawback Policy
The Company maintains a “clawback” policy that provides the Compensation Committee with the discretion to seek recoupment of certain previously-paid incentive awards in the event that such awards are linked to a financial restatement caused by executive misconduct.

•	Executive Severance Provisions Comparable to Market Practice
The Company maintains an Executive Severance Plan which provides for severance benefits under certain termination scenarios, including termination in connection with a change-in-control (“double trigger” as described more fully below). The benefits under these plans are comparable to what other companies similar in size offer to their executives.

•	No Change-in-Control Excise Tax Gross-ups
In the Company’s executive change-in-control severance arrangements, we have entirely discontinued the provision of change-in-control excise tax gross-ups.

•	No Perquisites for our Executive Officers
We do not provide perquisites to any of our Executive Officers.

•	No Special Retirement Benefit Formulas for our Executive Officers
Our supplemental executive retirement benefits are designed primarily to restore benefits capped under our broad-based retirement plans due to statutory limits imposed by the Internal Revenue Code (the “Code”).

•	No Backdating or Option Repricings
We have not backdated or repriced stock options, nor modified pre-set targets for annual incentive or performance equity awards.

•	No Hedging or Pledging of AES Common Stock
We maintain a policy that prohibits Executive Officers (including our NEOs) and Directors of the Company from hedging their economic interest in AES Common Stock or using AES Common Stock as collateral in a financial transaction.

•	Independent Consultant Retained by the Compensation Committee
Our Compensation Committee has retained and directs an independent compensation consultant who does not provide any other services to the Company.

•	Annual Review of Risk Related to Compensation Programs
The Compensation Committee’s independent consultant annually conducts a review of the risks associated with our executive and incentive compensation programs and has determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

•	Double Trigger Vesting of all Long Term Compensation Awards Pursuant to a Change-in-Control
Our Change-in-Control Agreements provide for vesting of long term compensation only upon a “double trigger,” meaning that the change-in-control vesting only occurs if (i) the named executive officers incur a qualifying termination of employment (i.e., an involuntary termination without “cause” or a voluntary termination for “good reason”) and (ii) the termination occurs in connection with a change-in-control of the Corporation. In addition, the NEOs consented to retrospective application of this treatment and as of the end of February 2016, all of the NEOs’ unvested Long Term Compensation awards include a “double trigger.”
These practices are discussed in further detail throughout the remainder of this CD&A.

Results of 2015 Advisory Vote to Approve Executive Compensation (“2015 Say on Pay Vote”)

At the 2015 Annual Meeting, AES received over 96% support for its NEO compensation based on the shares voted in favor of the 2015 Say on Pay vote. This outcome confirmed the Company’s view that the NEO compensation program is performance-based and aligns with our stockholders’ interests. In making future decisions on NEO compensation, the Compensation Committee will consider the outcome of future annual Say on Pay votes, including the vote to be taken in 2016.

Our Executive Compensation Process
The Role of Our Compensation Committee

The Compensation Committee has primary responsibility for oversight of the Company’s compensation plans, employee benefit plans and practices which cover our NEOs.

Our philosophy is to provide compensation opportunities that approximate the size-adjusted 50th percentile of survey data based on our revenue size and industry. We then design our incentive plans to pay for performance with more compensation paid when performance exceeds expectations and less compensation paid when performance does not meet expectations. Thus, the actual compensation realized by an NEO will be commensurate with our actual performance.

In applying this philosophy, the Compensation Committee annually reviews the compensation of our NEOs to determine whether compensation changes are appropriate and may make changes to target total compensation opportunities as a result. In making these decisions, the Compensation Committee reviews survey data as described in the section titled “How We Use Survey Data in our Executive Compensation Process.”

The Compensation Committee also considers additional factors in making its decisions on each NEOs’ target total compensation opportunity. The specific factors include: (1) survey data; (2) the individual’s performance against pre-set goals and objectives for the year, and Company performance; (3) the individual’s experience and expertise; (4) the NEOs’ position and scope of responsibilities; (5) the individual’s future prospects with the Company; and (6) how changes to one compensation element affect total compensation.

The Compensation Committee is also responsible for assessing Company performance to determine and recommend payouts under incentive plans. To assess Company performance, the Compensation Committee receives a detailed summary of the Company’s overall performance against its pre-set targets for the year and, in the case of long-term compensation awards with performance criteria, the Company’s performance against pre-set targets for the three-year performance period.

The Role of the Compensation Committee’s Independent Consultant

In 2015, the Compensation Committee retained the services of its own independent consultant, Meridian Compensation Partners, LLC (“Meridian”), who provided the Compensation Committee with independent knowledge and experience related to executive compensation. Throughout the year, Meridian reported directly and exclusively to the Compensation Committee and provided objective input and analysis with reference to market data, trends, regulatory initiatives, governance best practices and emerging governance norms. Meridian’s services included reviewing survey data and the underlying methodologies used by management, and providing advice on determining the actual compensation amounts to be paid to the NEOs. During 2015, Meridian participated in eight Compensation Committee meetings either in person or by telephone. During 2015, Meridian provided no services to AES other than executive compensation services.

The Compensation Committee has reviewed the independence of Meridian as required by the NYSE rules that relate to the engagement of its advisors. No information was presented to the Compensation Committee that would affect Meridian’s independence.

The Role of Our Management

Our CEO participates in all Compensation Committee meetings, excluding any of the executive sessions or sessions of the Compensation Committee in which his compensation and performance are discussed or approved. His role in the process of determining executive compensation is to provide the Compensation Committee with an assessment of each NEOs’ performance against his/her pre-set goals and objectives, and to provide his initial recommendations for each NEOs’ compensation (other than his own).

Our SVP and Chief Human Resources Officer (“CHRO”) develops written background and supporting materials for review by the Compensation Committee prior to its meetings and presents information relating to specific elements of our compensation program. If warranted, she also proposes changes to our annual incentive and long-term compensation plans. In addition, she attends all Compensation Committee meetings.

The CEO and CHRO also provide the Compensation Committee with information about the Company’s overall performance to enable the Compensation Committee to make compensation decisions based on the Company’s performance, consistent with our pay-for-performance philosophy.

With the Compensation Committee’s knowledge and approval, the Human Resources team also directly interfaces with Meridian to prepare the necessary background information for the Compensation Committee.

How We Use Survey Data in our Executive Compensation Process

At the time it decides target total compensation opportunities, the Compensation Committee reviews survey data from Willis Towers Watson. The data enables the Compensation Committee to compare compensation for our NEOs to compensation provided by similarly-sized general industry and energy companies for executives in comparable positions to our NEOs.

In 2015, the Compensation Committee reviewed survey data from Willis Towers Watson’s U.S. General Industry and U.S. Energy Industry Databases.

•	The U.S. General Industry Database consisted of 446 companies, including 83 companies with revenues from $10B to $20B (AES is in this size category).

•
The U.S. Energy Industry Database consisted of 111 companies, including 29 companies with revenues over $6B (AES is in this size category). Also, the majority of the companies comprising the S&P 500 Utilities Index in February 2015 were included in the U.S. Energy Industry Database.

Survey data typically lag the year for which the compensation decision will apply and therefore are aged at an annualized rate of 3% per year.

To size-adjust market data, regression analysis is used, when available, to provide the most accurate indication of the compensation that companies with revenue size comparable to AES provide to executives in comparable roles. Regression analysis predicts the compensation paid by companies closest to AES in size. Executive target total compensation more closely correlates with revenue than any other company size indicator for general and energy industry companies.

The Compensation Committee reviewed survey data at the time it made decisions on target total compensation for our NEOs in 2015. For some NEOs, a blend of general industry and energy industry data is appropriate based on the operational knowledge required of their positions and the international scope of their roles. For other NEOs, general industry data is appropriate based on the NEO’s responsibility over a major staff function within the Company (e.g., Legal, IT) and the international scope of their roles.

NEO	Equal Blend of General Industry and Energy Company Data	General Industry Data	Energy Industry Data
Mr. Gluski, CEO	✓
Mr. O’Flynn, CFO	✓
Mr. Miller, General Counsel		✓
Ms. Hackenson, CIO		✓
Mr. Da Santos, COO			✓

For 2015, target total compensation for our NEOs compared to the market percentile data are summarized in the following table. As mentioned previously Mr. Da Santos was promoted into his current position in December 2014 and his compensation was below the market data for the COO position.

NEO	Market Percentile of 2015 Target Total Compensation
Mr. Gluski, CEO	Between 25th and 50th percentile
Mr. O’Flynn, CFO	Approximately 15% above 50th percentile
Mr. Miller, General Counsel	Approximately 10% above 50th percentile
Ms. Hackenson, CIO	Approximately 5% above 50th percentile
Mr. Da Santos, COO	Below the 25th percentile

The Compensation Committee views the Willis Towers Watson survey data as an appropriate benchmark of compensation practices and levels of similarly-sized companies with international operations against whom we compete for talent.

CEO Compensation Relative to other NEOs

Our CEO’s compensation is higher than the compensation paid to our other NEOs largely due to the scope of his position and his overall responsibility for the Company’s strategy and direction, as well as his overall influence on AES’ near- and long-term performance, in general. When compared to our other NEOs, our CEO’s total compensation is more heavily weighted towards incentive compensation and his stock ownership guideline is higher. The higher compensation and higher percentage of compensation in the form of performance-based incentives for our CEO are consistent with the survey data described above.

Overview of AES Total Compensation
Elements of Compensation
The following table presents each element of compensation and explains (i) the objective of each element, (ii) what the element is designed to reward, and (iii) why we choose to pay each element.

Element of Compensation	Description
Base Salary
Objective: Provide fixed cash compensation for each position that is competitive and reflects the individual’s experience, responsibility and expertise
Designed to reward: Accomplishment of day-to-day job responsibilities; increases in salary take into account market compensation data for each position as well as individual performance and retention considerations
Why we choose to pay: Market competitive and helps to attract and retain our NEOs

Performance Incentive Plan (our annual incentive plan)
Objective: Provide performance-based, short-term cash compensation relative to the achievement of pre-set, financial, operational and strategic objectives, and individual performance accomplishments and contributions
Designed to reward: Subject to achieving threshold performance goals, NEOs may receive 50-200% of the target incentive award based on achievement of pre-set financial, operational and strategic objectives
Why we choose to pay:
• Direct incentive to achieve the Company's financial, operational and strategic objectives for the year
• Market competitive and helps to attract and retain our NEOs

Long-Term Compensation
Objective: Provide equity-based awards that align the interests of our executives with those of our stockholders
Designed to reward: Share price growth, dividend performance and attainment of long-term financial goals
Why we choose to pay:
• Directly links NEOs’ interests with those of stockholders and AES long-term financial performance
• Helps to build NEO stock ownership which further aligns NEOs’ interests with those of stockholders
• Market competitive and helps to attract and retain our NEOs

Retirement and Health and Welfare Benefits
Objective:
• Provide competitive retirement and health and welfare benefits that are generally comparable to those provided to our broad-based U.S. employee population
• Our non-qualified Restoration Supplemental Retirement Plan (“RSRP”) is provided to restore benefits limited under our broad-based retirement plans due to statutory limits imposed by the Code (there are no special or enhanced benefit contribution formulas under the RSRP)
Designed to reward:
• All U.S. employees are offered retirement and health and welfare benefits in connection with their employment with the Company.
• All individuals above a certain income threshold, including our NEOs, are offered the RSRP
Why we choose to pay:
• Consistent with our approach for the broad-based population
• Market competitive and helps to attract and retain our NEOs

How We Determine Each Element of Compensation
The Company does not target a specific allocation of cash versus equity compensation, nor does it target a specific allocation between short- and long-term compensation. Instead the Compensation Committee sets each individual element of total compensation based on a review of:

•	Survey data for each element of total compensation;

•	Individual performance against pre-set goals and objectives for the year, and Company performance;

•	An individual’s experience and expertise;

•	Position and scope of responsibilities;

•	An individual’s future prospects with the Company; and

•	The new total compensation that would result from any change and how the new total compensation compares to survey data.

Key Aspects of CEO Target Total Compensation • Over 70% of target pay package is at risk • Over 65% of target pay package is equity based

Key Aspects of Other NEO Target Total Compensation • 65% of target pay package is at risk • Over 50% of target pay package is equity based

The Compensation Committee does not explicitly consider other factors in making compensation decisions, including prior years’ awards or current equity holdings. The Compensation Committee does, however, annually review “Tally Sheets” to ensure it has a detailed understanding of how its decisions on individual compensation elements affect other compensation elements and total compensation. For each NEO, the Tally Sheets provide the Compensation Committee with detailed information on:

•	Year-over-year changes in total compensation;

•	The value of outstanding long-term compensation awards under various share price and financial performance scenarios;

•	Payouts and realized gains from past long-term compensation awards; and

•	The value of benefits payable upon termination and change-in-control.

A discussion of how the Compensation Committee determined each element of compensation for 2015 is provided in the next section of this CD&A.

2015 Compensation Determinations

Base Salary

As explained in the section titled “Our Executive Compensation Process,” the Compensation Committee reviews the base salaries of our NEOs annually. In addition, the Compensation Committee will review the base salary of an Executive Officer if there is a promotion or in the case of a newly-hired Executive Officer.

The following table shows the 2015 base salary and the percentage increase from 2014 for each NEO.

NEO	2015 Base Salary	Percentage Increase from 2014	Rationale for Increase
Mr. Gluski, CEO	$1,165,000	3%	General merit guideline for U.S. employees
Mr. O’Flynn, CFO	$683,000	5%	Performance and criticality of role
Mr. Miller, General Counsel	$585,000	3%	General merit guideline for U.S. employees
Ms. Hackenson, CIO	$433,000	3%	General merit guideline for U.S. employees
Mr. Da Santos, COO	$380,000	12%	Promotion to COO in December 2014

Further details on 2015 base salaries paid to our NEOs can be found in the Summary Compensation Table of this Proxy Statement.

2015 Performance Incentive Plan Payouts

2015 Company Performance Score Targets: Our NEOs are eligible for annual incentive awards under the Performance Incentive Plan, a stockholder-approved plan that is intended to preserve the tax deductibility of annual incentive awards paid by the Company under Section 162(m) of the Code. Under the Performance Incentive Plan, the NEOs were eligible to receive a maximum payout capped at 0.17% of EBITDA for the CEO and 0.07% of EBITDA for each of the other NEOs. Assuming the Company achieves positive EBITDA and awards are payable, the Compensation Committee has the right (but not the obligation) to exercise negative discretion to reduce the amount of the awards that are paid to our NEOs.

Subject to the Compensation Committee’s discretionary authority to reduce the award, the final annual incentive awards paid to the NEOs were based on certain additional pre-established measures. As described more fully below, in the first quarter of 2015, the Compensation Committee established measures in four categories: Safety, Financial, Operational Key Performance Indicators (“KPIs”) and Strategic Objectives. In setting these additional performance measures, the Compensation Committee considered information provided by Management about the Company’s financial budget for the year as well as strategic and operational objectives. The Compensation Committee approved performance measures and objectives across all four categories that it considered to be highly challenging.

Safety: 10% Weight
Safety is a critical measure for AES given the dangers inherent in the operation of our business. The Company has a global safety program which encourages its businesses to promote safety, and safety is a key corporate value.
While goals are set for each measure below, the Compensation Committee approves a score based on its qualitative assessment.

• Workplace safety incidents • Lost time incident (LTI) case rate • Monthly safety walk targets • Monthly safety meeting attendance

Financial Measures: 50% Weight
Financial measures were included to ensure the payouts to our NEOs align with value creation to stockholders. The 2015 targets, set forth below, were equal to our 2015 budget, subject to pre-established guidelines for adjusting the targets for portfolio changes during the year.
Provided the threshold financial requirement for each measure is met, the score ranges from 50% to 200%. A 50% score corresponds to actual results at 85-90% of the target goal. A 200% score corresponds to actual results at or above 110-115% of the target goal.

• Adjusted EPS: $1.30 (20% weight)
• Proportional Free Cash Flow: $1,175M (20% weight)
• Proportional Free Cash Flow is defined as cash flows from operating activities excluding capital expenditures related to service concession assets, less maintenance and non-recoverable environmental capital costs, adjusted for the estimated impact of noncontrolling interests.

• Parent Free Cash Flow: $525M (10% weight)
• Parent Free Cash Flow is Subsidiary Distributions less cash used for interest costs, development, general and administrative activities, and tax payments by the Parent Company; Subsidiary Distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which are determined in accordance with GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

Adjusted EPS and Proportional Free Cash Flow are reconciled to the nearest GAAP measure in the section titled “Non-GAAP Measures” of this Proxy Statement.

Operational Key Performance Indicator Index: 15% Weight
The Operational Key Performance Indicator Index measures how efficiently and reliably we operate our plants, meet our customers’ electricity needs and manage collections.
Each Key Performance Indicator is weighted and has a threshold, target and maximum performance goal set at the beginning of the year. The final index score may range from 0% to 200%.

Generation Key Performance Indicators (weighting)
• Commercial Availability (32.5%)
• Equivalent Forced Outage Factor (24.9%)
• Equivalent Availability Factor (22.2%)
• Heat Rate (16.2%)
• Days Sales Outstanding (4.2%)
Distribution Key Performance Indicators (weighting)
• System Average Interruption Duration Index (40.8%)
• System Average Interruption Frequency Index (30.0%)
• Non-Technical Losses (4.9%)
• Customer Service (13.7%)
• Days Sales Outstanding (10.6%)

Strategic Objectives: 25% Weight
These objectives include measures considered to be of strategic importance to the Company, as we continue to enhance our focus on key-growth related areas.
The Committee assesses performance on these measures on a formulaic basis considering actual performance relative to the pre-set MW growth targets as well as the construction program schedule and budget.

Construction - 10% Weight
• Advance Construction Program on time/on budget
New Growth Projects - 10% Weight
• 2,000 MW of growth including green-field development, M&A, and Energy Storage
Adjacencies - 5% Weight
• 150 MW target for continued development of Adjacencies in Energy Storage and Desalinization Project advancements

2015 Actual Results: In February 2016, the Compensation Committee determined that the Company achieved positive EBITDA of $3,798M and that the NEOs were eligible for annual incentive awards under the pre-established Section 162(m) performance criteria. The Compensation Committee exercised negative discretion to pay the 2015 corporate performance score based on actual results on the pre-established performance measures as shown below.

Measurement Category	Actual Result	Weight	Final Score (as % of Target)
Safety	• Safety incidents occurred during year • LTI case rates did not fully meet expectations • Number of safety walks exceeded target • Monthly safety meeting attendance exceeded target	10%	25% (qualitative assessment)
Financial	• Adjusted EPS: $1.22 • Proportional Free Cash Flow: $1,241M • Parent Free Cash Flow: $531M	50%	96%
Operational KPIs	• Operational KPI Score of 104	15%	104%

Strategic Objectives	Advance Construction Programs • On time: Score 97.42% • On budget: Score 97.65% New Growth Projects • 783MW plus LNG storage tank and regasification facility in Panama Adjacencies • 68MW of energy storage • Desalinization projects advancing in line with plan	25%	68%
Overall AES Performance Score 83%

Final 2015 Annual Incentive Payouts: The following table shows the final award for each of our NEOs under the 2015 Performance Incentive Plan. The Compensation Committee set the annual incentive payout as a percent of the target award equal to 83% for all of the NEOs based on the Overall AES Performance Score and individual NEO contributions.

NEO	2015 Base Salary	2015 Target Annual Incentive (% of base salary)	Actual 2015 Annual Incentive Award
			Dollar Value	% of Target Annual Incentive
Mr. Gluski, CEO	$1,165,000	150%	$1,450,425	83%
Mr. O’Flynn, CFO	$683,000	100%	$566,890	83%
Mr. Miller, General Counsel	$585,000	100%	$485,550	83%
Ms. Hackenson, CIO	$433,000	85%	$305,481	83%
Mr. Da Santos, COO	$380,000	80%	$252,320	83%

Long-Term Compensation

2015 Long-term Compensation Mix: For 2015, the overall long-term compensation award mix was based on our (1) compensation philosophy which emphasizes alignment between executive compensation and stockholder value creation; (2) long-term strategic and financial objectives; (3) goal of retaining our NEOs; and (4) review of relevant market practices. For 2015, we utilized the same mix as in 2014. This mix consisted entirely of equity-based awards and 80% of the 2015 mix was performance-based as follows:

Restricted Stock Units are awarded to assist in retaining our NEOs and to increase NEO stock ownership to align NEOs’ interests with those of stockholders
Performance Stock Units that vest based on EBITDA less Maintenance & Environmental CapEx are awarded to focus our NEOs on both long-term cash generation, a measure of AES financial performance, as well as share price performance as units are settled in shares of AES Common Stock

Stock Options are awarded to provide our NEOs with an incentive to increase the price of AES Common Stock subsequent to the grant date
Performance Stock Units that vest based on Total Stockholder Return are awarded to focus our NEOs on delivering total returns to stockholders that are equal to or in excess of returns produced by other S&P 500 Utility Companies

Performance Stock Units Based on EBITDA Less Maintenance & Environmental CapEx (EBITDA less CapEx): Performance stock units represent the right to receive a single share of AES Common Stock subject to performance- and service-based vesting conditions. Half of the performance stock units granted in 2015 are eligible to vest subject to our three-year cumulative EBITDA less CapEx. EBITDA less CapEx is a measure of long-term cash generation driven by increasing revenue, reducing costs, improving productivity and efficiently utilizing capital. Growth-related CapEx is excluded since the EBITDA less CapEx measure is intended to assess our operating efficiency and the amount of cash we generate for capital allocation. In addition, environmental capital projects that generate a regulated rate of return are excluded from the definition of Environmental CapEx.

The EBITDA less CapEx target is set for the three-year performance period and is subject to pre-defined, objective adjustments during the three-year performance period, based on changes to the Company’s portfolio, such as an asset divestiture or sale of a portion of equity in a subsidiary.

The final value of the performance stock unit award depends upon the level of EBITDA less CapEx achieved over the three-year measurement period as well as our share price performance over the period since the award is stock-settled. If a threshold level of EBITDA less CapEx is achieved, units vest and are settled in the calendar year that immediately follows the end of the performance period.

The following table illustrates the vesting percentage at each EBITDA less CapEx level for targets set for the 2015-2017 performance period:

Performance Level	Vesting Percentage
Below 75% of Performance Target	0%
Equal to 100% of Performance Target	100%
Equal to 125% of Performance Target	200%

Between the EBITDA less CapEx levels listed in the above table, straight-line interpolation is used to determine the vesting percentage for the award. The ability to earn performance stock units is also generally subject to the continued employment of the NEO. The Compensation Committee approved an EBITDA less CapEx target for the 2015 performance stock unit that was considered to be highly challenging and will require improvement over prior performance.

Performance Stock Units Based on AES Total Stockholder Return: For the other half of the performance stock units granted in 2015, vesting is subject to AES three-year cumulative Total Stockholder Return from January 1, 2015 through December 31, 2017 relative to companies in the S&P 500 Utilities Index. We use Total Stockholder Return as a performance measure to align our NEOs’ compensation with our stockholders’ interests since the ability to earn the award is linked directly to stock price and dividend performance over a period of time.

Total Stockholder Return is defined as the appreciation in stock price and dividends paid over the performance period as a percent of the beginning stock price. To determine share price appreciation, we use a 90-day average stock price for AES and the S&P 500 Utilities Index companies at the beginning and end of the three-year performance period. This avoids short-term volatility impacting the calculation.

The final value of the performance stock unit award depends upon AES’ percentile rank against the S&P 500 Utilities Index companies as well as the performance of our share price over the period since the award is stock-settled. If AES’ Total Stockholder Return is above the threshold percentile rank established for the performance period, units vest and are settled in AES Common Stock in the calendar year that immediately follows the end of the performance period. The following table illustrates the vesting percentage at each percentile rank for the 2015-2017 performance period:

AES 3-Year Total Stockholder Return Percentile Rank	Vesting Percentage
Below 30th percentile	0%
Equal to 30th percentile	50%
Equal to 50th percentile	100%
Equal to 90th percentile	200%

Between the percentile ranks listed in the above table, straight-line interpolation is used to determine the vesting percentage for the award. The ability to earn these performance stock units is also generally subject to the continued employment of the NEO.

Stock Options: A stock option represents an individual’s right to purchase shares of AES Common Stock at a fixed exercise price after the stock option vests. We award stock options to align our NEOs’ interests by providing an incentive to increase the price of AES Common Stock subsequent to grant; a stock option only has value to the holder if our stock price exceeds the stock option’s exercise price after it vests. Stock options vest based on continued service with the Company in three equal installments beginning on the first anniversary of the grant.

It is our policy to grant stock options to NEOs at an exercise price equal to the closing price of AES Common Stock on the grant date.

Restricted Stock Units: Restricted stock units represent the right to receive a single share of AES Common Stock subject to service-based vesting conditions. The Company grants restricted stock units to assist in retaining our NEOs and also to increase their ownership of AES Common Stock, which further aligns our NEOs’ interests with those of stockholders. Restricted stock units vest based on continued service with the Company in three equal installments beginning on the first anniversary of the grant.

2015 Long-Term Compensation Grants: In February 2015, consistent with our practice in prior years, the Company granted long-term compensation to the NEOs. The expected target grant values below are based on the Black-Scholes value of stock options assuming options are exercised at the end of the full contractual term and the grant date closing stock price of AES Common Stock for performance stock units and restricted stock units.

NEO	February 2015 Long-Term Compensation Grant Expected Target Grant Value
	As % of Base Salary	Dollar Amount
Mr. Gluski, CEO	530%	$5,989,000
Mr. O’Flynn, CFO	308%	$2,000,000
Mr. Miller, General Counsel	210%	$1,193,000
Ms. Hackenson, CIO	140%	$588,000
Mr. Da Santos, COO	140%	$530,000

In April, the Company made an additional award of long-term compensation to Messrs. O’Flynn and Da Santos, with an expected grant value of $1.2M and $400,000, respectively. The awards were granted in the form of restricted stock units and vest based on continued service with the Company in three equal installments beginning on the first anniversary of the grant. We granted the award for retention purposes, and to increase ownership in the Company, as a means to increase alignment between their interests and those of our stockholders. Additionally for Mr. Da Santos the grant was issued to increase his overall compensation package, as he was receiving target total compensation more significantly below the market 50th percentile.

Further details on all long-term compensation grants to our NEOs can be found in the Summary Compensation Table and Grants of Plan-Based Awards Table of this Proxy Statement.

Prior Year Performance Stock Units Vesting in 2015: All of the NEOs received a grant of performance stock units in February 2013 for the 2013-2015 performance stock units:

•	50% of the target number of shares was based on the Company’s Total Stockholder Return relative to S&P 500 Utility companies for the period from January 1, 2013 to December 31, 2015; and

•	50% of the target number of shares was based on the achievement of the Company’s cumulative EBITDA less CapEx target for the 2013-2015 period.
The portion of the performance stock unit award based on Total Stockholder Return was forfeited because the Company did not attain the performance threshold which was Total Stockholder Return equal to the 30th percentile of S&P 500 Utility companies.

The portion of the performance stock unit award based on EBITDA less CapEx paid out at 86.37% of the target number of shares based on our actual EBITDA less CapEx result of $7.280B, which was 96.59% of the target EBITDA less CapEx goal.

Thus, the total payout for this award for the NEOs, was 43.18% of the original target number of shares as detailed in the following table:

2013 Performance Stock Units (2013-2015 Performance Period)

NEO	Target Number of Units	% of Target Vested Based on:		Final Shares Vested
		Relative AES Total Stockholder Return	Cumulative EBITDA less CapEx	Number of Shares [1]	% of Original Target
Mr. Gluski, CEO	240,264	0%	86.37%	103,746	43.18%
Mr. Thomas O’Flynn, CFO	72,739	0%	86.37%	31,409	43.18%
Mr. Miller, General Counsel	51,791	0%	86.37%	22,363	43.18%
Ms. Hackenson, CIO	28,290	0%	86.37%	12,216	43.18%
Mr. Bernerd Da Santos, COO	9,716	0%	86.37%	4,195	43.18%

EBITDA less CapEx is defined as Gross Margin; plus Depreciation and Amortization; plus Intercompany Management Fees; minus SG&A to equal EBITDA. An adjustment is made to reduce EBITDA by Maintenance and Environmental CapEx. The Environmental CapEx for this adjustment is reduced by those projects with tracker returns that, through a regulatory mechanism, provide for the recovery of, and return on, certain utility investments. As a final step in the calculation, the Total EBITDA less CapEx is adjusted by AES’ ownership percentage (which reflects AES’ direct or indirect ownership in a particular business).

Further details on the 2013-2015 performance stock unit payout to our NEOs can be found in the Option Exercises and Stock Vested Table of this Proxy Statement.

Other Relevant Compensation Elements and Policies

Perquisites

We do not provide perquisites to any of our Executive Officers.

Retirement Benefits

We cover our NEOs under the Restoration Supplemental Retirement Plan (“RSRP”) to restore benefits that are limited under our broad-based retirement plans due to statutory limits imposed by the Code. The RSRP’s objectives are consistent with our philosophy to provide competitive levels of retirement benefits and to retain talented executives. The RSRP does not contain any enhanced or special benefit formulas for our NEOs. Contributions to the RSRP made in 2015 are included in the All Other Compensation column of the Summary Compensation Table of this Proxy Statement. Additional information regarding the RSRP is contained in the “Narrative Disclosure Relating to the Non-Qualified Deferred Compensation Table” of this Proxy Statement. In addition to the RSRP, the Company covers the NEOs under the same qualified retirement plan that covers other U.S.-based AES employees who do not participate in a defined benefit plan at one of our U.S. subsidiaries.

Stock Ownership Guidelines

Our Board of Directors, based upon our Management’s and the Compensation Committee’s recommendations, adopted stock ownership guidelines in 2010 that became effective in January 2011. These guidelines promote our objective of increasing stockholder value by encouraging our NEOs to acquire and maintain a meaningful equity stake in the Company.

The guidelines were designed to maintain stock ownership at levels high enough to assure our stockholders of our NEOs’ commitment to value creation. Under these guidelines, our NEOs are expected, over time, to acquire and hold shares of AES Common Stock equal in value to a multiple of their annual salaries. The Compensation Committee sets the ownership multiples based on market practice for each NEO’s position. The current ownership multiple for each NEO is as follows:

NEO	Ownership Multiple (multiple of base salary)
Mr. Gluski, CEO	5x
Mr. O’Flynn, CFO	3x
Mr. Miller, General Counsel	3x
Ms. Hackenson, CIO	2x
Mr. Da Santos, COO	2x

Shares owned directly and shares beneficially acquired under our retirement plans all count toward satisfying the guidelines. Unexercised stock options, unvested performance stock units and unvested restricted stock unit awards do not count towards satisfaction of the guidelines.

The Company requires that all net shares (net of option exercise price and/or withholding tax) acquired after the guideline effective date will be retained and cannot be liquidated until the guideline has been met.

Severance and Change-in-Control Arrangements

The Company maintains certain severance and change-in-control arrangements, including the Executive Severance Plan and change-in-control provisions in the long-term compensation award agreements.

Executive Severance Plan: The Compensation Committee has included all Executive Officers on a single Executive Severance Plan, the design of which is consistent with current market practices. Newly hired or promoted executives are included in this plan beginning on the first date of their executive appointment. The Executive Severance Plan does not contain any excise tax gross-ups and, thus, none of our NEOs are eligible for an excise tax gross-up.

The Company provides severance benefits for qualifying termination both related and unrelated to a change-in-control to enable the attraction and retention of key executive talent. Also, in the case of severance benefits upon a qualifying termination related to a change-in-control, the Company believes these benefits will help to align the NEOs’ interests with those of stockholders by mitigating any uncertainties the NEOs may have about their ongoing employment if the change-in-control is pursued. The Company provides severance benefits after a change-in-control only if there is a qualifying termination of employment following the change-in-control (i.e., “double-trigger benefits”).

Further details on the Executive Severance Plan can be found in the section titled “Additional Information Relating to Potential Payments upon Termination of Employment or Change-in-Control” of this Proxy Statement.

Vesting of Long-term Compensation Awards upon Change-in-Control: Upon a change-in-control, the unvested portion of all outstanding awards will vest only upon a “double trigger” (at target performance levels for performance awards). The double trigger only allows for vesting if a qualifying termination occurs in connection with the change-in-control. As previously discussed, the NEOs consented to retrospective application of this treatment and as of the end of February 2016, all of the NEOs’ unvested Long Term Compensation awards include a “double trigger.”

Clawback Policy

The Company has adopted a “clawback policy” which provides the Compensation Committee with the discretion to seek the reimbursement of any annual incentive payment or long-term compensation award, as defined under the policy, to key executives of the Company, including our NEOs, where:

•	The initial payment was calculated based upon achieving certain financial results that were subsequently the subject of a material restatement of the Company’s financial statements;

•	The Compensation Committee, in its discretion, determines that the executive engaged in fraud or willful misconduct that caused, or substantially caused, the need for the restatement; and

•	A lower payment would have been made to the executive based upon the restated financial results.
In each such instance, the Compensation Committee has the discretion to determine whether it will seek recovery from the individual executive and has discretion to determine the amount. The policy applies to annual incentive payments made in or after 2013 under the Performance Incentive Plan and performance unit and performance stock unit awards granted in or after 2012.

Prohibition Against Hedging and Pledging

The Board has adopted a policy that prohibits Directors and Officers required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended, which includes our NEOs, from hedging their economic interest in AES Common Stock or using AES Common Stock as collateral in a financial transaction.

IRS Section 162(m)

The Compensation Committee also considers and evaluates the impact of applicable tax laws with respect to compensation paid under our plans, arrangements and agreements. For instance, with certain exceptions, Section 162(m) of the Code limits our deduction for compensation in excess of $1M paid to certain covered employees (generally our CEO and three other highest paid Executive Officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

While the Compensation Committee generally intends to structure and administer our stockholder-approved compensation plans so as not to be subject to the deduction limit of Section 162(m) of the Code, the Compensation Committee may, where it believes it is in the best interests of our stockholders and to remain competitive in the marketplace for talent, approve awards or payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs. Additionally, if any provision of a plan or award that is intended to be performance-based under Section 162(m) of the Code is later found to not satisfy the conditions of Section 162(m), our ability to deduct such compensation may be limited.

Our Performance Incentive Plan and Long-Term Compensation Plan currently enable us to grant awards thereunder which comply with the tax deductibility requirements of Section 162(m).

Non-GAAP Measures

In this CD&A, we reference certain Non-GAAP measures, including Adjusted EPS and Proportional Free Cash Flow, which are publicly disclosed in our periodic filings with the SEC or in other materials posted on our website. These measures are reconciled to the nearest GAAP measure in the information below.

Reconciliation of Adjusted EPS

Year Ended December 31, 2015
Diluted EPS from continuing operations	$0.44
Unrealized derivative (gains)/ losses	(0.16)
Unrealized foreign currency transaction (gains)/ losses	0.12
Disposition/ acquisition (gains)	(0.03)
Impairment losses	0.67
Loss on extinguishment of debt	0.18
Adjusted EPS	$1.22

Reconciliation of Proportional Free Cash Flow (in millions)

Year Ended December 31, 2015
Proportional Adjusted Operating Cash Flow	$1,741

Less: Proportional Maintenance Capital Expenditures, net of reinsurance proceeds and Proportional Non-recoverable Environmental Capital Expenditures	$(500)
Proportional Free Cash Flow	$1,241

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the CD&A with AES’ Management and, based on this review and discussion, recommended to the Board that it be included in AES’ Proxy Statement and incorporated into AES’ Annual Report on Form 10-K for the year ended December 31, 2015.

The Compensation Committee of the Board of Directors,

James H. Miller, Chair
Kristina M. Johnson
Holly K. Koeppel
Moisés Naím

Risk Assessment

We believe that the general design of our compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with our executives’ roles. The following features of the program illustrate this point:

•
Our program reflects a balanced mix of compensation awards to avoid excessive weight on any one performance measure and is designed to promote stability and growth (1) in the short-term through the payment of an annual incentive award with largely pre-set targets; and (2) in the long-term, through the payment of equity awards;

•	Our annual incentive plan and performance stock units provide a defined range of payout opportunities ranging from 0-200% of target;

•
Total compensation levels are heavily weighted on long-term equity-based incentive awards with three-year service-based vesting schedules and, in the case of performance stock units, cumulative long-term performance goals;

•	We have stock ownership guidelines so that our NEOs’ and other senior executives’ personal wealth is tied to the long-term success of the Company; and

•	The Compensation Committee retains discretion to adjust or modify compensation based on the Company’s and executives’ performance.
In 2015, with the assistance of its independent advisor, the Compensation Committee analyzed all of the Company’s compensation programs from a risk perspective. In that review, Meridian identified several risk mitigators including:

•	Good balance of fixed and variable pay opportunities;

•	Capped incentive plans;

•	Multiple incentive measures;

•	Performance measured at the large business unit or corporate level;

•	Mix of measurement time periods;

•	Long-term stock ownership requirements and holding requirements;

•	Allowable Compensation Committee discretion, especially in the annual incentive plan and performance stock unit agreements;

•	Oversight provided by non-participants in the plans, including external party review of plan results and Compensation Committee approval of goals;

•	Moderate severance program; and

•	Clawback policy.
Because of the presence of the risk mitigators identified above and the design of our compensation program, we believe that the risks arising from our employee compensation program are not reasonably likely to have a material adverse effect upon AES.

Summary Compensation Table (2015, 2014 and 2013)*

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Andrés Gluski	2015	$1,165,000	$3,731,410	$1,549,654	$1,450,425	$195,750	$8,092,239
President & Chief Executive Officer	2014	$1,130,000	$4,209,510	$1,476,435	$1,390,000	$197,300	$8,403,245
	2013	$1,130,000	$4,010,731	$1,159,169	$2,102,000	$173,250	$8,575,150

Thomas O’Flynn	2015	$683,000	$2,446,092	$517,500	$566,890	$92,550	$4,306,032
EVP & Chief Financial Officer	2014	$650,000	$1,153,062	$404,416	$533,000	$82,458	$2,822,936
	2013	$650,000	$1,214,236	$350,937	$806,000	$25,600	$3,046,773

Brian Miller	2015	$585,000	$743,287	$308,689	$485,550	$80,890	$2,203,416
EVP, General Counsel & Corporate Secretary	2014	$568,000	$846,378	$296,854	$466,000	$89,454	$2,266,686
	2013	$568,000	$864,543	$249,867	$704,000	$94,210	$2,480,620

Elizabeth Hackenson	2015	$433,000	$366,358	$152,145	$305,481	$12,623	$1,269,607
SVP, Technology and Services & CIO	2014	$420,000	$417,227	$146,338	$293,000	$25,246	$1,301,811
	2013	$420,000	$472,245	$136,487	$443,000	$24,447	$1,496,179

Bernerd Da Santos	2015	$380,000	$730,221	$137,138	$252,320	$46,620	$1,546,299
SVP & Chief Operating Officer	2014	$339,248	$290,001	$101,716	$323,746	$46,689	$1,101,400

*	Table excludes the Bonus and Change in Pension Value and Non-Qualified Deferred Compensation Earnings columns, which are not applicable.

NOTES:

(1)	The base salary earned by each NEO during fiscal years 2015, 2014 and 2013, as applicable. Mr. Da Santos was not an NEO for 2013.

(2)
Aggregate grant date fair value of performance stock units and restricted stock units granted in the year which are computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”) disregarding any estimates of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in our financial statements, footnotes to the financial statements (footnote 18), or Management’s Discussion & Analysis, as appropriate, contained in AES’ Form 10-K which also includes information for 2013 and 2014. Based on the share price at grant and assuming the maximum market and financial performance conditions are achieved, the maximum value of the performance stock units granted in fiscal year 2015 and payable following completion of the 2015-2017 performance period are shown below.

	Maximum Value of Performance Stock Units Granted in FY15 (payable after completion of 2015-2017 performance period)
Name	#	$
		(Based on Grant Price)
Andres Gluski	503,700	$5,988,993
Thomas O'Flynn	168,208	$1,999,993
Brian Miller	100,336	$1,192,995
Elizabeth Hackenson	49,454	$588,008
Bernerd Da Santos	44,576	$530,009

(3)
Aggregate grant date fair value of stock options granted in the year which are computed in accordance with FASB ASC Topic 718. The aggregate grant date fair value disregards any estimates of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in our financial statements, footnotes to the financial statements (footnote 18), or Management’s Discussion & Analysis, as appropriate, contained in AES’ Form 10-K which also includes information for 2013 and 2014.

(4)	The value of all non-equity incentive plan awards earned during the 2015 fiscal year and paid in 2016, which includes awards earned under our Performance Incentive Plan (our annual incentive plan).

(5)	All Other Compensation includes Company contributions to both qualified and non-qualified defined contribution retirement plans.

Name	AES Contributions to Qualified Defined Contribution Plans	AES Contributions to Non-Qualified Defined Contribution Plans	Total Other Compensation
Andrés Gluski	$21,050	$174,700	$195,750
Thomas O’Flynn	$21,050	$71,500	$92,550
Brian Miller	$21,050	$59,840	$80,890
Elizabeth Hackenson	$7,800	$4,823	$12,623
Bernerd Da Santos	$21,050	$25,570	$46,620

Grants of Plan-Based Awards (2015)

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrés Gluski		$873,750	$1,747,500	$3,495,000
	20-Feb-15				62,963	251,850	503,700				$2,533,611
	20-Feb-15							100,740			$1,197,799
	20-Feb-15								748,625	$11.89	$1,549,654
Thomas O’Flynn		$341,500	$683,000	$1,366,000
	20-Feb-15				21,026	84,104	168,208				$846,086
	20-Feb-15							33,642			$400,003
	20-Feb-15								250,000	$11.89	$517,500
	23-Apr-15							90,158			$1,200,003
Brian Miller		$292,500	$585,000	$1,170,000
	20-Feb-15				12,542	50,168	100,336				$504,690
	20-Feb-15							20,067			$238,597
	20-Feb-15								149,125	$11.89	$308,689
Elizabeth Hackenson		$184,025	$368,050	$736,100
	20-Feb-15				6,182	24,727	49,454				$248,754
	20-Feb-15							9,891			$117,604
	20-Feb-15								73,500	$11.89	$152,145

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bernerd Da Santos		$152,000	$304,000	$608,000
	20-Feb-15				5,572	22,288	44,576				$224,217
	20-Feb-15							8,915			$105,999
	20-Feb-15								66,250	$11.89	$137,138
	23-Apr-15							30,053			$400,005

NOTES:

(1)
Each NEO received an award under the Performance Incentive Plan (our annual incentive plan) in 2015. The first row of data for each NEO shows the threshold, target and maximum award under the Performance Incentive Plan. For the Performance Incentive Plan, the threshold award is 50% of the target award, and the maximum award is 200% of the target award. The extent to which awards are payable depends upon AES’ performance against goals established in the first quarter of the fiscal year. This award is payable in the first quarter of 2016.

(2)
Each NEO received performance stock units on February 20, 2015 awarded under the Long-Term Compensation Plan. These units vest based on both market and financial performance conditions, and service conditions. The market condition which applies to half the award is based on our Total Stockholder Return as compared to the Total Stockholder Return of the S&P 500 Utility companies for the three-year period ending December 31, 2017 (as more fully described in the CD&A of this Proxy Statement). At threshold performance, the vesting percentage is 50%. At maximum performance, the vesting percentage is 200%. Straight line interpolation is applied for performance between the threshold and target and between the target and maximum.

The financial performance condition which applies to the other half of the award is based on the EBITDA less CapEx metric for the three-year period ending December 31, 2017 (as more fully described in the CD&A of this Proxy Statement). At threshold, the vesting percentage is 0%. At maximum performance, the vesting percentage is 200%. Straight line interpolation is applied for performance between the threshold and target and between the target and maximum.
With respect to the service-based condition, voluntary termination or termination for cause prior to the end of the three-year performance period will result in the forfeiture of all outstanding performance stock units. Involuntary termination or a qualified retirement, which requires the NEO to reach 60 years of age and 7 years of service with the Company, allow prorated time-vesting in increments of one-third or two-thirds vesting if the NEO has completed one or two years of service from the grant date, respectively. Service-based vesting is contingent on at least one of the two performance conditions being achieved at a minimum of threshold performance.

(3)
Each NEO received restricted stock units on February 20, 2015 awarded under the Long-Term Compensation Plan. These units vest on a service-based condition in which one-third of the restricted stock units vest on each of the first three anniversaries of the grant.

(4)
Thomas O’Flynn and Bernerd Da Santos received restricted stock units on April 23, 2015 awarded under the Long-Term Compensation Plan. These units vest on a service-based condition in which one-third of the restricted stock units vest on each of the first three anniversaries of the grant.

(5)
Each NEO received stock options on February 20, 2015 awarded under the Long-Term Compensation Plan. The stock options vest on a service-based condition in which one-third of the stock options vest and become exercisable on each of the first three anniversaries of the grant.

(6)
Aggregate grant date fair value of performance stock units, restricted stock units and stock options granted in the year which are computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuations may be found in our financial statements, footnotes to the financial statements (footnote 18), or Management’s Discussion & Analysis, as appropriate, contained in AES’ Form 10-K.

Based on the share price at grant and assuming the maximum market and financial performance conditions are achieved, the maximum value of the performance stock units granted in fiscal year 2015 and payable following completion of the 2015-2017 performance period is shown in footnote 2 of the Summary Compensation Table of this Proxy Statement.

Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table

Incentive Compensation Plans Applicable for All NEOs

Performance Incentive Plan

In early 2016, we expect to make cash payments to Messrs. Gluski, O’Flynn, Miller, and Da Santos and Ms. Hackenson under the Performance Incentive Plan for performance during 2015. The amount paid to each NEO is included in the amounts reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for such NEO. A description of the Performance Incentive Plan and awards made thereunder is set forth in the CD&A of this Proxy Statement.

2003 Long Term Compensation Plan

The Summary Compensation Table and Grants of Plan-Based Awards Table include amounts relating to performance units, performance stock units, restricted stock units and stock options granted under the Long-Term Compensation Plan.

Restricted Stock Units and Performance Stock Units
The amount reported in the “Stock Awards” column of the Summary Compensation Table for each NEO is based upon the aggregate grant date fair value of restricted stock units and performance stock units, granted in the applicable year, which are computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures related to service-based vesting conditions. For a description of the terms of restricted stock unit and performance stock unit awards, see the CD&A of this Proxy Statement.

Stock Options
The amount reported in the “Option Awards” column of the Summary Compensation Table for each NEO is based upon the aggregate grant date fair value of stock options granted in the applicable year, which are computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures related to service-based vesting conditions. For a description of the terms of the stock option awards, see the CD&A of this Proxy Statement.

Effect of Termination of Employment or Change-in-Control

The vesting of performance stock units, restricted stock units, stock options and performance units and the ability of the NEOs to exercise or receive payments under those awards are affected by the termination of their employment, including certain qualifying terminations in connection with a change-in-control. These events and the related payments and benefits are described in “Additional Information Relating to Potential Payments Upon Termination of Employment or Change-in-Control” of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End (2015)*

The following table contains information concerning exercisable and unexercisable stock options and unvested Stock Awards granted to the NEOs which were outstanding on December 31, 2015.

	Option Awards					Stock Awards **
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (day/mo/year)	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrés Gluski	40,553			$17.5800	24-Feb-16
	42,404			$22.2800	23-Feb-17
	57,190			$18.8700	22-Feb-18
	191,030			$6.7100	20-Feb-19
	88,158			$12.1800	19-Feb-20
	107,807			$12.8800	18-Feb-21
	99,734			$9.7600	30-Sep-21
	245,665			$13.7000	17-Feb-22
	349,674	(1)	174,837	$11.1700	15-Feb-23
	148,684	(2)	297,369	$14.6300	21-Feb-24
	-	(3)	748,625	$11.8900	20-Feb-25	186,843	(4)	$1,788,088	454,601	(5)	$4,350,532

Thomas O’Flynn	162,338			$11.2900	4-Sep-22
	105,863	(1)	52,932	$11.1700	15-Feb-23
	40,726	(2)	81,454	$14.6300	21-Feb-24
	-	(3)	250,000	$11.8900	20-Feb-25	148,309	(4)	$1,419,317	139,641	(5)	$1,336,364

Brian Miller	27,036			$17.5800	24-Feb-16
	22,861			$22.2800	23-Feb-17
	25,871			$18.8700	22-Feb-18
	83,056			$6.7100	20-Feb-19
	49,123			$12.1800	19-Feb-20
	59,113			$12.8800	18-Feb-21
	64,277			$13.7000	17-Feb-22
	75,374	(1)	37,688	$11.1700	15-Feb-23
	29,894	(2)	59,790	$14.6300	21-Feb-24
	-	(3)	149,125	$11.8900	20-Feb-25	37,844	(4)	$362,167	90,934	(5)	$870,238

Elizabeth Hackenson	43,605			$6.7100	20-Feb-19
	23,257			$12.1800	19-Feb-20
	28,108			$12.8800	18-Feb-21
	32,013			$13.7000	17-Feb-22
	41,172	(1)	20,587	$11.1700	15-Feb-23
	14,737	(2)	29,474	$14.6300	21-Feb-24
	-	(3)	73,500	$11.8900	20-Feb-25	19,022	(4)	$182,041	44,823	(5)	$428,956

Bernerd Da Santos	6,361			$17.5800	24-Feb-16
	7,375			$22.2800	23-Feb-17
	8,170			$18.8700	22-Feb-18
	14,140	(1)	7,071	$11.1700	15-Feb-23
	10,243	(2)	20,487	$14.6300	21-Feb-24
	-	(3)	66,250	$11.8900	20-Feb-25	43,989	(4)	$420,975	36,256	(5)	$346,970

*	Table excludes the following column which is not applicable based on award types currently outstanding: Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options
**Valued using closing price on the last business day of the fiscal year (December 31, 2015) of $9.57.
NOTES:

(1)	Option grant made on February 15, 2013 vests in three equal installments on the following dates: February 15, 2014, February 15, 2015 and February 15, 2016.

(2)	Option grant made on February 21, 2014 vests in three equal installments on the following dates: February 21, 2015, February 21, 2016 and February 21, 2017.

(3)	Option grant made on February 20, 2015 vests in three equal installments on the following dates: February 20, 2016, February 20, 2017 and February 20, 2018.

(4)	Included in this item are:

a.	A restricted stock unit grant made to all NEOs on February 15, 2013 that vests in one final installment on February 15, 2016.

b.	A restricted stock unit grant made to all NEOs on February 21, 2014 that vests in two remaining installments on February 21, 2016 and February 21, 2017.

c.	A restricted stock unit grant made to all NEOs on February 20, 2015 that vests in three remaining installments on February 20, 2016, February 20, 2017 and February 20, 2018.
d. A restricted stock unit grant made to Messrs O’Flynn and Da Santos on April 23, 2015 that vests in three equal installments on April 23, 2016, April 23, 2017 and April 23, 2018.
e. Performance stock units earned and vested, but not yet paid, as of December 31, 2015 are not reflected in this table. However they are reflected in the Options and Stock Vested table.

(5)	Included in this item are:

a.
Performance stock units granted to all NEOs on February 21, 2014 which vest based on market and financial performance conditions (AES three-year cumulative Total Stockholder Return relative to S&P 500 Utility companies and EBITDA less CapEx, each weighted 50%) and three-year service conditions (but only when and to the extent the market and financial performance conditions are met).

b.
Performance stock units granted to all NEOs on February 20, 2015 which vest based on market and financial performance conditions (AES three-year cumulative Total Stockholder Return relative to S&P 500 Utility companies and EBITDA less CapEx, each weighted 50%) and three-year service conditions (but only when and to the extent the market and financial performance conditions are met).

Based on AES’ performance through the end of fiscal year 2015 relative to the performance criteria, our current period to-date results for ongoing performance periods are between threshold and target and thus the target number of performance stock units granted in 2014 and 2015 is included above.
Option Exercises and Stock Vested (2015)
The following table contains information concerning the exercise of stock options and the vesting of performance stock unit and restricted stock unit awards by the NEOs during 2015.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrés Gluski	—	$ —	208,696	$2,234,572
Thomas O’Flynn	—	$ —	63,276	$666,492
Brian Miller	—	$ —	46,709	$501,931
Elizabeth Hackenson	—	$ —	24,646	$263,910
Bernerd Da Santos	—	$ —	9,867	$106,923

NOTES:

(1)	Vesting of stock awards in 2015 consisted of six separate grants as shown in the following table.

	Number of Shares Acquired on Vesting (#)
Name	2/17/12 PSUs (a)	2/15/13 PSUs (b)	2/17/12 RSUs (c)	2/15/13 RSUs (d)	2/21/14 RSUs (e)	9/4/12 RSUs (f)	Total
Andrés Gluski	25,200	103,746	20,682	32,035	27,033	—	208,696
Thomas O’Flynn	—	31,409	—	9,699	7,405	14,763	63,276
Brian Miller	6,594	22,363	5,412	6,905	5,435	—	46,709

	Number of Shares Acquired on Vesting (#)
Elizabeth Hackenson	3,284	12,216	2,695	3,772	2,679	—	24,646
Bernerd Da Santos	—	4,195	2,515	1,295	1,862	—	9,867

	Value Realized on Vesting ($)
Name	2/17/12 PSUs (a)	2/15/13 PSUs (b)	2/17/12 RSUs (c)	2/15/13 RSUs (d)	2/21/14 RSUs (e)	9/4/12 RSUs (f)	Total
Andrés Gluski	$293,328	$992,849	$240,738	$379,935	$321,422	$ —	$2,228,272
Thomas O’Flynn	$ —	$300,584	$ —	$115,030	$88,045	$162,836	$666,495
Brian Miller	$76,754	$214,014	$62,996	$81,893	$64,622	$ —	$500,279
Elizabeth Hackenson	$38,226	$116,907	$31,370	$44,736	$31,853	$ —	$263,092
Bernerd Da Santos	$ —	$40,146	$29,275	$15,359	$22,139	$ —	$106,919

(a)
The February 17, 2012 performance stock unit grant vested based on two conditions. The first was based on our Total Stockholder Return (50%) relative to companies in the S&P 500 Utilities Index and the second was based on our EBITDA less CapEx internal financial metric (50%) for the three-year period ended December 31, 2014 which resulted in performance of 48.7% of target. Once the performance condition was met, the performance stock units vested in three equal annual installments beginning one year from grant. Therefore, the first two-thirds of the performance stock units vested at that performance level as of December 31, 2014. The final one-third of the performance stock units vested at that performance level on February 17, 2015, the third anniversary of the grant date, at the closing stock price of $11.64.

(b)
The February 15, 2013 performance stock unit grant vested based on two conditions. The first was based on our Total Stockholder Return (50%) relative to companies in the S&P 500 Utilities Index and the second was based on our EBITDA less CapEx internal financial metric (50%) for the three-year period ended December 31, 2015 which resulted in performance of 43.18% of target. Final certification of results and distribution of shares occurred in the first quarter of 2016. For purposes of this proxy statement, the performance stock units vested at that performance level as of December 31, 2015 at the closing stock price of $9.57.

(c)	The February 17, 2012 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The third vesting occurred on February 17, 2015 at a vesting price of $11.64.

(d)	The February 15, 2013 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The second vesting occurred on February 15, 2015 at a vesting price of $11.86.

(e)	The February 21, 2014 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The first vesting occurred on February 21, 2015 at a vesting price of $11.89.

(f)	The September 4, 2012 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The third vesting occurred on September 4, 2015 at a vesting price of $11.03.

Non-Qualified Deferred Compensation (2015)
The following table contains information for the NEOs for each of our plans that provides for the deferral of compensation that is not tax-qualified.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)(4)	Aggregate Balance at Last FY ($)(5)
Andrés Gluski	$174,750	$174,700	-$319,676	-$206,234	$2,597,322
Thomas O’Flynn	$81,290	$71,500	-$29,623	$0	$250,245
Brian Miller	$65,000	$59,840	-$171,951	-$177,197	$1,086,727
Elizabeth Hackenson	$4,330	$4,823	-$16,707	$0	$55,298
Bernerd Da Santos	$29,800	$25,570	-$44,835	$0	$377,895

NOTES:

(1)	Amounts in this column represent elective contributions to the Restoration Supplemental Retirement Plan ( “RSRP”) in 2015.

(2)
Amounts in this column represent the Company’s contributions to the RSRP. The amount reported in this column and the Company’s additional contributions to the 401(k) Plan are included in the amounts reported in the 2015 row of the “All Other Compensation” column of the Summary Compensation Table.

The table below provides Company contributions under the RSRP that were included in the “All Other Compensation” column of the Summary Compensation Table. Mr. O’Flynn had no Company contributions for the RSRP in 2013. Mr. Da Santos was not an NEO in 2013.

Name	Included in 2013 All Other Compensation	Included in 2014 All Other Compensation	Included in 2015 All Other Compensation
Andrés Gluski	$145,500	$169,000	$174,700
Thomas O’Flynn	$0	$54,158	$71,500
Brian Miller	$66,460	$61,154	$59,840
Elizabeth Hackenson	$9,447	$9,946	$4,823
Bernerd Da Santos	$0	$18,389	$25,570

(3)	Amounts in this column represent investment earnings under the RSRP.

(4)	Amounts in this column represent distributions from the RSRP.

(5)	Amounts in this column represent the balance of amounts in the RSRP at the end of 2015.

Narrative Disclosure Relating to the Non-Qualified Deferred Compensation Table

The AES Corporation Restoration Supplemental Retirement Plan (RSRP)

The Code places statutory limits on the amount that participants, such as our NEOs, can contribute to The AES Corporation Retirement Savings Plan (the “401(k) Plan”). As a result of these regulations, matching contributions to the 401(k) Plan accounts of our NEOs in fiscal year 2015 were limited. To address the fact that participant and Company contributions are restricted by the statutory limits imposed by the Code, our NEOs and other highly compensated employees can participate in the RSRP, which is designed primarily to restore benefits limited under our broad-based retirement plans due to statutory limits imposed by the Code.

Under the 401(k) Plan, eligible employees, including our NEOs, can elect to defer a portion of their compensation into the 401(k) Plan, subject to certain statutory limitations imposed by the Code such as the limitations imposed by Sections 402(g) and 401(a)(17) of the Code. The Company matches, dollar-for-dollar, the first five percent of compensation that an individual contributes to the 401(k) Plan. In addition, individuals who participate in the RSRP may defer up to 80% of their compensation (excluding bonuses) and up to 100% of their annual bonus under the RSRP. The Company provides a matching contribution to the RSRP for individuals who actively defer and who are also subject to the statutory limits as described above.

On an annual basis, we may choose to make a discretionary retirement savings contribution (a “profit sharing contribution”) to all eligible participants in the 401(k) Plan. The profit sharing contribution, made in the form of AES Common Stock, is provided to individuals at a percentage of their compensation, subject to certain statutory limitations imposed by the Code such as the limitations imposed by Sections 401(a)(17) and 415 of the Code.

Eligible individuals participating in the RSRP also receive a supplemental profit sharing contribution. The amount of the supplemental profit sharing contribution is equal to the difference between the profit sharing contribution provided by the Company under the 401(k) Plan and the profit sharing contribution that would have been made by the Company under the 401(k) Plan if no Code limits applied.

Participants in the RSRP may designate up to four separate deferral accounts, each of which may have a different distribution date and a different distribution option. A participant may elect to have distributions made in a lump sum payment or annually over a period of two to fifteen years. All distributions are made in cash.

Individuals have the ability to select from a list of hypothetical investments, which currently includes an AES stock hypothetical investment option. The investment options are functionally equivalent to the investments made available to all participants in the 401(k) Plan.

Individuals may change their hypothetical investments within the time periods that are permitted by the Compensation Committee, provided that they are entitled to change such designations at least quarterly.

Earnings or losses are credited to the deferral accounts by the amount that would have been earned or lost if the amounts were actually invested.

Individual RSRP account balances are always 100% vested.

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Potential Payments Upon Termination or Change-in-Control
The following table contains estimated payments and benefits to each of the NEOs in connection with a termination of employment or a change-in-control. The amounts assume that a termination or change-in-control event occurred on December 31, 2015, and, where applicable, uses the closing price of AES Common Stock of $9.57 (as reported on the NYSE on December 31, 2015).

	Termination
Name	Voluntary or For Cause	Without Cause	In Connection with Change in Control	Death	Disability	Change in Control Only (No Termination)
Andrés Gluski
Cash Severance[1]	$0	$5,825,000	$8,737,500	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$6,138,619	$6,138,619	$6,138,619	$306,585
Benefits Continuation[3]	$0	$30,120	$45,180	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$5,880,120	$14,946,299	$6,138,619	$6,138,619	$306,585
Thomas O’Flynn
Cash Severance[1]	$0	$1,366,000	$2,732,000	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$2,755,682	$2,755,682	$2,755,682	$92,819
Benefits Continuation[3]	$0	$15,060	$22,590	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$1,406,060	$5,535,272	$2,755,682	$2,755,682	$92,819
Brian Miller
Cash Severance[1]	$0	$1,170,000	$2,340,000	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$1,232,405	$1,232,405	$1,232,405	$66,090
Benefits Continuation[3]	$0	$15,060	$22,590	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$1,210,060	$3,619,995	$1,232,405	$1,232,405	$66,090
Elizabeth Hackenson
Cash Severance[1]	$0	$801,050	$1,602,100	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$610,997	$610,997	$610,997	$36,098
Benefits Continuation[3]	$0	$0	$0	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$826,050	$2,238,097	$610,997	$610,997	$36,098
Bernerd Da Santos
Cash Severance[1]	$0	$684,000	$1,368,000	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$767,945	$767,945	$767,945	$12,403
Benefits Continuation[3]	$0	$13,104	$19,656	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$722,104	$2,180,601	$767,945	$767,945	$12,403

NOTES:

(1)
Upon termination without cause, or a qualifying termination following a change-in-control, and in the case of Mr. Gluski, termination due to death or disability, a pro-rata bonus to the extent earned would be payable. Pro-rata bonus amounts are not included in the above table because as of December 31, 2015, the service and performance conditions under AES’ 2015 annual incentive plan would have been satisfied.

(2)	Accelerated Vesting of Long-Term Compensation (“LTC”) includes:

•	The in-the-money value of unvested stock options granted in February 2013, 2014 and 2015;

•	The value of outstanding performance stock units granted in February 2014 and 2015 at the target payout level;

•	The value of outstanding restricted stock units granted in February 2013, 2014 and 2015; and

•	For Messrs O’Flynn and Da Santos, the value of outstanding restricted stock units granted in April 2015.

•
As of December 31, 2015 the final one third of the 2013 RSU remained outstanding, and the retroactive double-trigger did not apply to that grant. The final one third has since vested and there are no longer any outstanding awards that do not include a double-trigger.

The following table provides further detail on Accelerated Vesting of LTC by award type.

Name	Gluski	O’Flynn	Miller	Hackenson	Da Santos
Long-Term Award Type:
Stock Options	$0	$0	$0	$0	$0
Performance Stock Units	$4,350,531	$1,336,365	$870,238	$428,956	$346,970
Restricted Stock Units	$1,788,088	$1,419,317	$362,167	$182,041	$420,975
Total Accelerated LTI Vesting	$6,138,619	$2,755,682	$1,232,405	$610,997	$767,945

(3)
Upon termination without cause and a qualifying termination following a change-in-control, the NEO may receive continued medical, dental and vision benefits. The value of this benefits continuation is based on the share of premiums paid by the Company on each NEO’s behalf in 2015, based on the coverage in place at the end of December 2015. For the period that benefits are continued, each NEO is responsible for paying the portion of premiums previously paid as an employee.

(4)	Upon termination without cause and a qualifying termination following a change-in-control, the NEOs are eligible for outplacement benefits. The estimated value of this benefit is $25,000.

Additional Information Relating to Potential Payments upon Termination of Employment or Change-in-Control

The following narrative outlining our compensatory arrangements with our NEOs is in addition to other summaries of their terms found in the CD&A of this Proxy Statement, “Narrative Disclosure Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table” of this Proxy Statement, and “Narrative Disclosure Relating to the Non-Qualified Deferred Compensation Table” of this Proxy Statement.

Potential Payments upon Termination under the Executive Severance Plan

Executive Officers are eligible to receive payments and benefits upon termination, including termination in connection with a change-in-control, under our Executive Severance Plan. This plan was adopted during 2011 and does not include a Section 280G excise tax gross-up consistent with our policy prohibiting change-in-control tax gross-ups. Payments and benefits provided to the Executive Officers upon each termination circumstance are detailed below.

In the event of termination due to disability, the Executive Officer is entitled to receive the following payments:

•	Disability benefits under our long-term disability program in effect at the time;

•	Base salary through the termination date or, if earlier, the end of the month preceding the month in which disability benefits commence; and

•	In the case of Mr. Gluski, a pro-rata portion of his annual bonus to the extent earned, based upon the number of days he was employed during the year (“Pro-Rata Bonus”).
In the event of termination due to death, the Executive Officer’s legal representative is entitled to his or her base salary through the termination date and, in the case of Mr. Gluski, the Pro-Rata Bonus.

In the event the Executive Officer’s employment is terminated for “Cause” or the Executive Officer voluntarily resigns, the Executive Officer is only entitled to receive his or her base salary through the termination date.

If we terminate the Executive Officer’s employment without “Cause,” or in the case or Mr. Gluski, he terminates for “Good Reason,” the Executive Officer is entitled to receive:

•
Base salary through the termination date, the Pro-Rata Bonus, and a lump sum severance payment equal to one times (two times in the case of Mr. Gluski) the sum of the Executive Officer’s base salary and target bonus for the year in which the termination of employment occurs;

•
Continued participation for 12 months (24 months in the case of Mr. Gluski) in all medical, dental, and vision benefit programs that the Executive Officer was participating in at the time of termination; and

•	Outplacement assistance from the time of termination until December 31st of the second calendar year following the calendar year in which the termination occurred.
If within two years following a “change-in-control,” the Executive Officer terminates employment for “Good Reason” or if we terminate the Executive Officer’s employment, other than for “Cause” or disability, the Executive Officer is entitled to receive:

•
Base salary through the termination date, the Pro-Rata Bonus, and a lump sum severance payment equal to two times (three times in the case of Mr. Gluski) the sum of the Executive Officer’s base salary and target bonus for the year in which the termination of employment occurs;

•
Continued participation for 18 months (36 months in the case of Mr. Gluski) in all medical, dental, and vision benefit programs that the Executive Officer was participating in at the time of termination; and

•	Outplacement assistance from the time of termination until December 31st of the second calendar year following the calendar year in which the termination occurred.
In addition, the Executive Officers are subject to certain non-competition, non-solicitation, non-disparagement, and confidentiality obligations that are outlined in the Executive Severance Plan. The non-competition and non-solicitation obligations must be complied with for 12 months after termination of employment with us. Our payment obligations are also conditioned upon the Executive Officer executing and delivering the standard form of release we provide.

Payment of Long-Term Compensation Awards in the event of Termination or Change-in-Control as determined by the provisions set forth in the 2003 Long Term Compensation Plan (for all NEOs)
The vesting of performance stock units, restricted stock units, and stock options and the ability of our NEOs to exercise or receive payments under those awards changes in the case of (1) termination of their employment or (2) as a result of a change-in-control. The vesting conditions are defined by the provisions set forth in the 2003 Long Term Compensation Plan as outlined below:
Performance Stock Units and Restricted Stock Units
If the NEO’s employment is terminated by reason of death or disability prior to the third anniversary of the grant date of a performance stock unit or a restricted stock unit, the performance stock units (at target) and/or restricted stock units will immediately vest and be delivered.
If the NEO’s employment is terminated for any reason other than death or disability prior to the third anniversary of the grant date of a performance stock unit granted before 2013 or a restricted stock unit, the NEO will forfeit all performance stock units and/or restricted stock units for which the service-based vesting condition has not been met.
Beginning with the 2013 performance stock unit grants, voluntary termination or termination for cause prior to the end of the three-year performance period will result in the forfeiture of all outstanding performance stock units. Involuntary termination or a qualified retirement, which requires the NEO to reach 60 years of age and 7 years of service with the Company, allow prorated time-vesting in increments of one-third or two-thirds vesting if the NEO has completed one or two years of service from the grant date, respectively.
If a change-in-control occurs prior to the payment date of a performance stock unit or restricted stock unit award, outstanding performance stock units (at target) and restricted stock units will only become fully vested should a “double trigger” occur. The double trigger only allows for vesting if a qualifying termination occurs in connection with the change-in-control.
Stock Options
If the NEO’s employment is terminated by reason of death or disability, the stock options shall be immediately accelerated and become fully vested, exercisable and payable, but will expire one year after the termination date or, if earlier, on the original expiration date of such stock option had the NEO continued in such employment.
If we terminate the NEO’s employment for Cause, all of the unvested stock options will be forfeited and all vested stock options will expire three months after the termination date or, if earlier, on the original expiration date of such stock option.
If the NEO’s employment is terminated for any other reason, all of the unvested stock options will be forfeited and all vested stock options will expire 180 days after the termination date or, if earlier, on the original expiration date of such stock option.
In the event of a change-in-control, the NEO’s stock options will only become fully vested should a “double trigger” occur. The double trigger only allows for vesting if a qualifying termination occurs in connection with the change-in-control. However, the Compensation

Committee may cancel outstanding stock options (1) for consideration equal to an amount that the NEO would be entitled to receive in the change-in-control transaction, if the NEO exercised the stock options less the exercise price of such stock options or (2) if the amount determined pursuant to (1) would be negative. Any such payment may be made in cash, securities, or other property.

The AES Corporation Restoration Supplemental Retirement Plan (RSRP)
In the event of a termination of the NEO’s employment (other than by reason of death) prior to reaching retirement eligibility, or in the event of a change-in-control (defined in the same manner as the term “change-in-control” in the RSRP described below), the balances of all of the NEO’s deferral accounts under the RSRP will be paid in a lump sum. In the event of an NEO’s death or retirement, the balances in the NEO’s deferral accounts will be paid according to his elections if the NEO was 59 1/2 or more years old at the time of such person’s death or retirement. In the event of the NEO’s death or retirement before age 59 1/2, the value of the deferral account will be in a lump sum.

Definition of Terms

The following definitions are provided in the Executive Severance Plan and related Benefits Schedule for the CEO for certain of the terms used in this description:
“Cause” means (A) the willful and continued failure by the CEO to substantially perform his duties with the Company (other than any such failure resulting from the CEO’s incapability due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the CEO for Good Reason), after we deliver a demand for substantial performance, or (B) the willful engaging by the CEO in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.
“Change-in-Control” means the occurrence of any one of the following events: (A) a transfer of all or substantially all of our assets, (B) a person (other than someone in our Management) becomes the beneficial owner of more than 35% of AES outstanding Common Stock, or (C) during any one-year period Directors at the beginning of the period (and any new Directors whose election or nomination was approved by a majority of Directors who were either in office at the beginning of the period or were so approved, excluding anyone who became a Director as a result of a threatened or actual proxy contest or solicitation) cease to constitute a majority of the Board.
“Good Reason” means (A) the failure of the Company to have any successor expressly assume the Executive Severance Plan; (B) after a change-in-control, the relocation of the CEO’s principal place of employment; (C) after a change-in-control, any material adverse change in the CEO’s overall responsibilities, duties and authorities; and (D) after a change-in-control, the failure by the Company to continue the CEO’s participation in a long-term cash or equity award or equity-based grant program (or in a comparable substitute program) on a basis not materially less favorable than that provided to the CEO immediately prior to such change-in-control.
The definitions for other Executive Officers (aside from the CEO) participating in the Executive Severance Plan are substantially similar to those shown above, except in item (D) of “Good Reason.” The other Executive Officers are eligible to terminate their employment for “Good Reason” after a change-in-control if there is a material reduction to their base salary or annual incentive opportunity.

The following definition is provided in the RSRP of the terms used in this description:
“Change-in-Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of Persons; (ii) a Person or group (as so defined) of Persons (other than Management of the Company on the date of the adoption of this Plan or their affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company; or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board of Directors. Notwithstanding the foregoing or any provision of this Plan to the contrary, the foregoing definition of change-in-control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a change-in-control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

The following definition is provided in the 2003 Long Term Compensation Plan of the terms used in this description:
“Change-in-Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d) (3) of the Exchange Act) of Persons, (ii) a Person or group (as so defined) of Persons (other than Management of the Company on the date of the adoption of this Plan or their Affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company, or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change of Control is a distribution event for purposes of an Award, the foregoing definition of Change-in-Control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

Information About Our Compensation Committee

The Compensation Committee consists of four members of the Board who are “Non-Employee Directors” as defined under Rule 16b-3 of the Exchange Act and “Outside Directors” under Section 162(m) of the Code and related regulations. The members of the Compensation Committee are Kristina M. Johnson, Holly K. Koeppel, James H. Miller (Chair) and Moisés Naím. The Board has determined that each member of the Compensation Committee meets the standards of independence established by the NYSE.

The Compensation Committee’s principal responsibility is to provide oversight of the Company’s compensation and employee benefit plans and practices. The Compensation Committee reviews base salary, bonuses, profit sharing contributions, and grants of stock options, restricted stock units, performance units, performance stock units, retirement benefits and other compensation for our NEOs and for such other employees as the Board may designate. The Compensation Committee also evaluates the performance of our NEOs, including the CEO.

At the commencement of each year, AES’ NEOs (other than the CEO) discuss their position-specific goals and objectives for the upcoming year with the CEO. Our CEO submits the Company’s goals and objectives for the upcoming year to the Compensation Committee. In the first quarter of the following year, the CEO performs an assessment of each NEO’s performance against their stated goals and, in the case of our CEO, our Compensation Committee reviews and assesses his performance against his stated goals and objectives.

Based on our CEO’s performance, the Compensation Committee, which includes the non-executive Chairman of the Board as an Ex-Officio member of the Committee, provides an evaluation, approves and makes a compensation recommendation to the Board as to the CEO. The Compensation Committee reviews and approves evaluations and compensation recommendations submitted by the CEO on the other NEOs. The Compensation Committee then reviews these recommendations with the Board.

Additionally, the Compensation Committee makes recommendations to the Board to modify AES’ compensation and benefit programs if it believes that such programs are not consistent with the Company’s compensation goals. Under the Compensation Committee’s Charter, it may form subcommittees and delegate to such subcommittees, other Board members and Officers, such power and authority, as the Compensation Committee deems appropriate in accordance with the Charter. The Compensation Committee has also delegated to the CEO, subject to review by the Compensation Committee and the Board, the power to set compensation for non-Executive Officers. Under the Long-Term Compensation Plan, the Compensation Committee is also permitted to delegate its authority, responsibilities and powers to any person selected by it and has expressly authorized our CEO to make equity grants to non-Executive Officers in compliance with law. Under such delegation, our CEO may grant Long-Term Compensation awards to non-Executive Officer employees up to 250,000 shares annually with a total cap of 1.25 million shares over the life of the delegation.

The Compensation Committee retains the services of its own independent outside consultant to assist it in reviewing and/or advising the amount and/or form of executive compensation. Meridian is the firm retained by the Compensation Committee for these purposes and is precluded from providing other services to AES. The Compensation Committee has the sole authority to hire and fire its consultant. Meridian provided review and comment to the Compensation Committee in 2015 as appropriate and provided objective input and analysis to the Compensation Committee throughout the year with reference to market data trends, regulatory initiatives, governance best practices and emerging governance norms. For further information concerning the independent outside consultant’s role in relation to NEO compensation, please refer to “The Role of the Compensation Committee’s Independent Consultant” in the CD&A of this Proxy Statement.

Management regularly obtains market survey data based on comparable companies from Willis Towers Watson. Meridian reviews the market survey data prior to it being shared with the Compensation Committee to ensure the data sources are appropriate for purposes of comparing our NEOs’ compensation to comparable executives at similarly-sized general industry and energy industry companies.

The Compensation Committee has instructed the Senior Vice President and CHRO to provide information to the Compensation Committee that is required for developing compensation programs and determining executive compensation. The CHRO directly works with the Compensation Committee’s independent consultant in the preparation of the background material for the Compensation Committee. For further information regarding our executive compensation practices refer to the CD&A of this Proxy Statement.

The compensation of our Directors is established by the Nominating Committee. See “The Committees of the Board - Nominating, Governance and Corporate Responsibility Committee” section of this Proxy Statement for a description of our Nominating Committee’s processes and procedures for determining Director compensation.

Compensation of Directors (2015)*
The following table contains information concerning the compensation of our non-management Directors during 2015.

	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Option Awards(4)	All Other Compensation (5)	Total
Name(1)
Zhang Guo Bao(6)	$0	$0	$0	$0	$0
Charles L. Harrington	$87,800	$193,040	$0	$0	$280,840
Kristina M. Johnson	$82,800	$187,040	$0	$0	$269,840
Chair—Innovation and Technology Committee
Tarun Khanna	$92,800	$177,200	$0	$2,500	$272,500
Holly K. Koeppel	$82,800	$233,040	$0	$0	$315,840
Philip Lader	$95,050	$193,040	$0	$0	$288,090
Chair—Nominating, Governance and Corporate Responsibility Committee
James H. Miller	$92,800	$193,040	$0	$0	$285,840
Chair—Compensation Committee
Sandra O. Moose(7)	$0	$0	$0	$0	$0
John B. Morse, Jr.	$92,800	$193,040	$0	$0	$285,840
Chair—Financial Audit Committee
Moisés Naím	$82,800	$193,040	$0	$0	$275,840
Charles O. Rossotti	$100,320	$366,776	$0	$0	$467,096
Chairman, Lead Independent Director
Sven Sandstrom(7)	$0	$0	$0	$0	$0

* Table excludes the Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, which are not applicable.
NOTES:

(1)
Mr. Gluski, our President and CEO, is also a member of our Board. His compensation is reported in the Summary Compensation Table and the other tables set forth in this Proxy Statement. In accordance with our Corporate Governance Guidelines, management Directors do not receive any additional compensation in connection with service on the Board.

(2)
Directors elected at the 2015 Annual Meeting of Stockholders received an $80,000 Annual Retainer with a requirement that at least 34% of such retainer be deferred in the form of stock units, with each Director having the right to elect to defer additional amounts as further described below. Directors may also elect to defer Committee fees in the form of stock units.

The mandatory deferral portion of the Annual Retainer is included in the “Stock Awards” column above, while the “Fees Earned or Paid in Cash” column includes amounts from the Annual Retainer and Committee fees that Directors elected to defer (above the mandatory deferral) into stock units except that the additional incremental value resulting from the 1.3 multiplier applied to elective deferrals of the Annual Retainer is included in the “Stock Awards” column, as noted in footnote 3. The elective deferral amounts were as follows:

	Annual Elective Retainer Deferred	Committee Retainer Deferred
Charles L. Harrington	$52,800	$35,000
Kristina M. Johnson	$32,800	$0
Tarun Khanna	$0	$30,000
Holly K. Koeppel	$52,800	$30,000
Philip Lader	$52,800	$42,250
James H. Miller	$52,800	$0
John B. Morse, Jr.	$52,800	$0
Moisés Naím	$52,800	$30,000
Charles O. Rossotti	$100,320	$0

(3)
Column reflects aggregate grant date fair value of each Director stock unit award granted in 2015. This column includes stock units granted pursuant to (i) the 34% mandatory annual retainer deferral into stock units, and (ii) as further described in “Director Compensation for Year 2015” below, the additional incremental value resulting from Directors electing to defer more than 34% of their annual retainer and being credited with 1.3 times the elective deferral amount. The aggregate grant date fair values were computed in accordance with FASB ASC Topic 718. A discussion of the relevant assumptions made in these valuations may be found in footnote 18 to the financial statements contained in AES’ Form 10-K.

As of December 31, 2015, Directors had the following total number of stock units credited to their accounts under the 2003 Long Term Compensation Plan: Charles L. Harrington 49,601; Kristina M. Johnson 86,573; Tarun Khanna 144,869; Holly K. Koeppel 23,730; Philip Lader 218,630; James H. Miller 53,905; John B. Morse, Jr. 143,904; Moisés Naím 63,906; and Charles O. Rossotti 261,230.

(4)	No Director Stock Options were granted in 2015.
No Directors held Options outstanding as of December 31, 2015, with the exception of Philip Lader (9,799) and James H. Miller (19,280).

(5)
Represents amounts we contributed to charities selected by the Director pursuant to the Company’s former Gift Matching Program (the “Program”). In 2015, under the former Program, the Company matched, dollar for dollar, certain Section 501(c)(3) eligible or equivalent non-U.S. based eligible contributions made by AES Directors which were grandfathered under the Program.

(6)	Mr. Zhang resigned from the Board effective February 19, 2015. He did not earn and was not paid any compensation in 2015.

(7)
Dr. Moose and Mr. Sandstrom retired from the Board effective immediately following the 2015 Annual Meeting of Stockholders held on April 23, 2015. They did not earn and were not paid any compensation in 2015.

Director Compensation for Year 2015

The Board reviews the Board compensation structure on an annual basis. In 2015, on its own initiative, the Board determined that it would not increase Board compensation for the 2015-2016 Board Year. The Board has not increased its compensation since 2012.

Board compensation is intended to meet the following goals: (i) promote the recruitment of talented and experienced Directors to the AES Board; (ii) compensate outside Directors for the increased workload and risk inherent in the Director position; and (iii) retain a strong financial incentive for Directors to maintain and promote the long-term health and viability of the Company. The Nominating Committee of the Board consulted various materials regarding current trends and best practices for determining compensation for boards of directors, primarily from Willis Towers Watson and National Association of Corporate Directors Blue Ribbon Commission, Pearl Meyer & Partners.

Compensation

For 2015, Directors elected at the Annual Meeting of Stockholders received an $80,000 annual retainer with a requirement that at least 34% be deferred in the form of stock units. Directors may elect (but are not required) to defer more than the mandatory 34% deferral. Any portion of the annual retainer that is deferred above the mandatory deferral was credited to the Director in stock units equivalent to 1.3 times the elected deferral amount. Except as explained below, in 2015, the Audit Committee Chair received $30,000 for his service, the Compensation Committee Chair received $25,000 for his service, the Nominating Committee Chair received $22,250 for his service and the Innovation and Technology Committee Chair received $15,000 for her service.  Except as explained below, members of the Audit Committee, Compensation Committee and Nominating Committee received $15,000 for their service, while members of the Strategy and Investment Committee and Innovation and Technology Committee received $10,000. Directors received an annual Deferred Incentive Compensation Grant valued at $150,000. The Board also determined that the Chairman would receive compensation at an amount equal to 1.9 times the 2015 Annual Retainer and Deferred Incentive Compensation Grant of other AES Board members, and that such amount would be inclusive of all Board responsibilities. Newly elected directors receive an initial grant consisting of deferred stock units and/or stock options valued at $40,000. All other terms of the 2015 Board compensation structure remained consistent with past practice.

Non-Employee Director Stock Ownership Guidelines

The Board adopted stock ownership guidelines for Directors that provide for non-employee Directors to accumulate and maintain equity ownership in AES having a value of no less than five times the annual retainer within five years of adoption of the policy, or July 7, 2018, and for Directors who join the Board after July 7, 2013, within five years of such Director’s election date. All stock and equity interests of a Director are taken into consideration for purposes of considering compliance with the policy, including Director stock units (whether settled in cash or stock).

TRANSACTIONS WITH RELATED PERSONS

Related Person Policies and Procedures

Our Nominating Committee has adopted a Related Person Transaction Policy, which sets forth in writing the procedures for the review, approval or ratification of any transaction involving an amount in excess of $120,000 in which any Director or Executive Officer of the Company, any Director nominee, any person who is the beneficial owner of more than 5% of the Company’s common stock, or any immediate family members of the foregoing (a “Related Person”), had a material interest as contemplated by Item 404(a) of Regulation S-K (“Related Person Transactions”). Under these policies and procedures, prior to entering into, or amending a potential Related Person Transaction, the Related Person or applicable business unit leader must notify the Office of the General Counsel who will assess whether the transaction is a Related Person Transaction. If the Office of the General Counsel determines that a transaction is a Related Person Transaction, the details of the transaction will be submitted to the Audit Committee for review and the Audit Committee will either approve or reject it after taking into account factors including, but not limited to, the following:

•	the benefits to the Company;

•	the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person;

•
the impact on a Director’s independence in the event the Related Person is a Director or a Director nominee, an immediate family member of a Director or a Director nominee or an entity in which a Director or a Director nominee is an Executive Officer, partner, or principal;

•	the commercial reasonableness of the Related Person Transaction and the availability of other sources for comparable products or services;

•	the terms of the Related Person Transaction;

•	the terms available to unrelated third parties or to employees generally;

•	any reputational risks the Related Person Transaction may pose to the Company; and

•	any other relevant information.
In the event that the Office of the General Counsel determines that the Related Person Transaction should be reviewed prior to the next Audit Committee meeting, the details of the Related Person Transaction may be submitted to a member of the Audit Committee who has been designated to act on behalf of the Audit Committee between Audit Committee meetings with respect to the review and approval of these transactions. In addition, Related Person Transactions which are not approved pursuant to the procedures set forth above may be ratified, amended or terminated by the Audit Committee or its designee. If the Audit Committee or its designee determines that the Related Person Transaction should not or cannot be ratified, the Audit Committee shall evaluate its options both with regard to the Related Person Transaction (e.g. termination, amendment, etc.) and the individuals involved in the Related Person Transaction, if necessary. At the Audit

Committee’s first meeting of each fiscal year, the Audit Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing.

Transaction with China Investment Corporation

On May 18, 2015, the Company closed its previously announced underwritten secondary public offering (the “Offering”) of an aggregate of 59,468,788 shares of the Company’s Common Stock by Terrific Investment Corporation (the “Selling Stockholder”), a subsidiary of China Investment Corporation, with 39,468,778 shares offered to the public at $13.25 per share. Prior to the Offering, China Investment Corporation and the Selling Stockholder beneficially held in excess of five percent of our voting securities. Following the closing of the Offering, the Selling Stockholder fully sold its stake in the Company’s Common Stock. As part of the Offering, the Company purchased the remaining 20,000,000 shares of the Company’s Common Stock from Morgan Stanley & Co. LLC, as underwriter (the “Underwriter”) at the price paid by the Underwriter to the Selling Stockholder in the Offering, for an aggregate purchase price of $261,400,000. The price per share paid by the Company was $13.07 per share, a discount to the price offered to the public. The Company did not receive any proceeds from the sale of the shares in the Offering.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2016

The Board has appointed EY, an independent registered public accounting firm, as the auditors to examine and report to Stockholders on the consolidated financial statements for the Company and its subsidiaries for the calendar year ended December 31, 2016. The appointment was made by the Audit Committee. The appointment of EY is subject to ratification by the Company’s Stockholders at the Annual Meeting. Representatives of EY will be present at the Annual Meeting and will be given an opportunity to make a statement. Such representatives will also be available to respond to appropriate questions.

The Board recommends that the Stockholders ratify the appointment of EY and adopt the following resolution at the Annual Meeting:

“RESOLVED, that the appointment of EY as independent auditors of this Company for the fiscal year 2016 is hereby
APPROVED, RATIFIED AND CONFIRMED.”

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF EY AS INDEPENDENT AUDITORS OF THE COMPANY

REPORT OF THE FINANCIAL AUDIT COMMITTEE

The Audit Committee maintains initial oversight over risks related to the integrity of the Company’s financial statements; internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company’s internal audit function); the performance of the independent auditor; the effectiveness of the Company’s Ethics and Compliance Program; and such other matters as are described in the Committee’s Charter. In addition to discussions with the CEO, CFO and other members of Management regarding the preparation of the Company’s financial statements and operating results, the Audit Committee received periodic reports from the Company’s Internal Audit, Compliance and Legal departments. Such reports addressed, among other matters, ongoing projects, control assessments and audits being conducted by the Internal Audit department, reports to the Company’s compliance hotline and/or issues involving the Company’s Code of Conduct, material litigation and significant legal developments involving the Company and/or its subsidiaries, and proposed organizational changes. The Audit Committee also received periodic routine reports regarding the Company’s efforts to comply with Section 404 of the Sarbanes-Oxley Act and efforts related to the completion and periodic filings of the Company’s financial statements with the SEC. In addition to the scheduled meetings of the Audit Committee, the members of the Audit Committee held periodic telephonic discussions and/or in-person meetings with Management regarding various subjects. Such informal periodic meetings and discussions permit the Audit Committee to provide advice and assistance to Management on a more frequent basis than the regularly scheduled meetings of the Audit Committee.

The meetings of the Audit Committee also were designed to facilitate and encourage communication among the Committee, the Company, and the Company’s independent registered public accounting firm, EY. EY has served as the Company’s independent registered public accounting firm since 2008. The Audit Committee discussed with EY the overall scope and plans for the integrated audit of the Company’s financial statements, and met with EY with and without Management present, to discuss the results of their audits and evaluations of the Company’s internal controls and to discuss the efforts expended by the Company in connection with the preparation and filing of the financial statements.

Management has primary responsibility for establishing and maintaining adequate internal financial controls for preparing the financial statements and for the public reporting process. Neither the Audit Committee nor EY are responsible for the preparation of the Company’s consolidated financial statements, its operating results or for the appropriate safekeeping of the Company’s assets. EY’s responsibility is to attest to the Company’s fair presentation of the consolidated financial statements and attest to the effectiveness of internal controls over financial reporting. The independent registered public accounting firm is accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm. The Audit Committee participates in the selection of the lead Audit Partner (the “Lead Partner”) of the independent registered public accounting firm through its review of the Lead Partner’s professional qualifications, experience, and prior performance on the Company’s audit (if any); through in-person meetings with the Lead Partner; and through discussion between the Committee and Management regarding the selection of the Lead Partner. The role of the Audit Committee is to be satisfied that both the Company and the independent registered public accounting firm discharge their respective responsibilities effectively.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2015 with Management and EY. In addition, the Audit Committee has discussed with EY the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements.

EY has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with EY that firm’s independence from the Company. The Audit Committee has concluded that EY’s provision of audit services to the Company is compatible with EY’s independence. The Audit Committee also reviewed and approved, among other things, the amount of fees paid to EY for audit and non-audit services. For further information regarding these fees, please see the fees chart located in “Information Regarding the Independent Registered Public Accounting Firm’s Fees, Services and Independence” of this Proxy Statement.

Based on its review and the meetings, discussions and reports described above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2015 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

The Financial Audit Committee,

John B. Morse, Jr., Chairman
Charles L. Harrington
Tarun Khanna
James H. Miller

INFORMATION REGARDING THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM’S FEES, SERVICES
AND INDEPENDENCE

The following table outlines the aggregate fees billed to the Company for the fiscal years ended December 31, 2015 and 2014 by the Company’s principal accounting firm, EY.

	$ in millions
	2015	2014
Audit Fees	$16.9	$16.2
Audit Related Fees	0.4	0.2
Tax Fees	0.0	0.0
All Other Fees	0.0	0.0
Total Fees	$17.3	$16.4

Audit Fees. The amounts noted above for Audit Fees include the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audits of the Company’s consolidated annual financial statements and local subsidiaries’ annual financial statements, reviews of the Company’s quarterly financial statements, attestation of internal control over financial reporting, as required by the Sarbanes-Oxley Act, Section 404 and comfort letters, consents and other services related to SEC matters.

Audit Related Fees. The amounts noted above for Audit Related Fees include the aggregate fees billed for each of the last two fiscal years for audits of employee benefit plans and accounting consultations.

Pre-Approval Policies and Procedures. The Company desired to maintain an independent relationship between itself and EY, and to ensure that level of independence during 2015, the Audit Committee maintained its policy established in 2002 within which to judge if EY may be eligible to provide certain services outside of its main role as outside auditor. The pre-approval policy permits EY to provide certain designated services set forth in the policy to the Company, outside of its main role as outside auditor, after first obtaining the approval of at least one designated member of the Audit Committee and thereafter reporting such approval to the full Committee consistent with the terms, exceptions and limitations set forth in the Sarbanes-Oxley Act. Services within the established framework include audit and related services and certain tax services. Services outside of the framework require Audit Committee approval prior to the performance of the service. This framework is consistent with the provisions of the Sarbanes-Oxley Act, which address auditor independence. All audit and non-audit services provided to the Company by EY during 2015 were pre-approved by the Audit Committee in accordance with Company policy and the Sarbanes-Oxley Act.

PROPOSAL 3: TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE
COMPENSATION

The Company seeks your advisory vote on our executive compensation programs as described in this Proxy Statement, and has determined to submit an annual advisory vote on our executive compensation program to our Stockholders at each annual meeting until the Company seeks another advisory vote on the frequency of the advisory vote on executive compensation. The Company asks that you support the compensation of our NEOs as disclosed in the CD&A section and the accompanying tables and narratives contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The CD&A section of this Proxy Statement discusses how our executive compensation policies and programs implement our executive compensation philosophy, including our emphasis on pay for performance. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our executive compensation philosophy and in achieving its goals.

Highlights of our compensation programs that support the executive compensation philosophy and create Stockholder alignment include:

•	Target Total Compensation at 50th Percentile of Companies Comparable in Size
Our philosophy is to target total compensation (i.e., sum of base salary, target annual incentive opportunity and target long-term incentive opportunity) at the size-adjusted 50th percentile (based on revenues) of survey data to ensure a competitive compensation opportunity compared to similarly-sized companies.

•	Heavy Weight on Performance-based Compensation
Our compensation program is heavily weighted to performance-based pay with the majority of our compensation being paid through our annual incentive and long-term compensation plans.

•	Relative Pay-for-Performance Alignment
The Compensation Committee annually reviews an analysis of AES’ performance and CEO compensation relative to other power generation and utility companies with revenues generally over $10B from the S&P 500 Utilities Index to whom investors may compare AES. Total Stockholder Return is the primary performance measure reviewed in that analysis.

The analysis indicated that AES’ CEO compensation and Total Stockholder Return were both below median for the three-year period from January 1, 2012 to December 31, 2014. CEO realizable pay and AES’ Total Stockholder Return were both in the bottom quartile; which indicates that compensation actually realizable by our CEO aligns with value creation to AES Stockholders.

•	Executive Stock Ownership Guidelines
We maintain market-competitive stock ownership guidelines to align our NEOs’ interests with those of our Stockholders.

•	Clawback Policy
The Company has adopted a “clawback” policy that provides the Compensation Committee with the discretion to seek recoupment of certain previously-paid incentive awards in the event that such awards are linked to a financial restatement caused by executive misconduct.

•	Executive Severance Provisions Comparable to Market Practice
The Company maintains an Executive Severance Plan which provides for severance benefits under certain termination scenarios, including termination in connection with a change-in-control. The benefits under these plans are comparable to what other companies similar in size offer to their executives.

•	No Change-in-Control Excise Tax Gross-ups
We do not provide change-in-control excise tax gross-ups in our change-in-control severance plans and arrangements.

•	No Perquisites for our Executive Officers
We do not provide perquisites to any of our Executive Officers.

•	No Special Retirement Benefit Formulas for our Executive Officers
Our supplemental executive retirement benefits are designed primarily to restore benefits capped under our broad-based retirement plans due to statutory limits imposed by the Code.

•	No Backdating or Option Repricings
We do not backdate or reprice stock options, nor do we modify pre-set targets for annual incentive or performance equity awards.

•	No Hedging or Pledging of AES Common Stock
The Board has adopted a policy that prohibits Executive Officers, including our NEOs, and Directors from hedging their economic interest in AES Common Stock or using AES Common Stock as collateral in a financial transaction.

•	Independent Consultant Retained by the Compensation Committee
Our Compensation Committee has retained and directs an independent compensation consultant who does not provide any other services to the Company.

•	Annual Review of Risk Related to Compensation Programs
The Compensation Committee’s independent consultant annually conducts a review of the risks associated with our executive and incentive compensation programs and has determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

•	Double Trigger Vesting of all Long Term Compensation Awards Pursuant to a Change-in-Control
Our Change-in-Control Agreements provide for vesting of long term compensation only upon a “double trigger,” meaning that the change-in-control vesting only occurs if (i) the named executive officers incur a qualifying termination of employment (i.e., an involuntary termination without “cause” or a voluntary termination for “good reason”) and (ii) the termination occurs in connection with a change-in-control of the Corporation. In addition, the NEOs consented to retrospective application of this treatment and as of the end of February 2016, all of the NEOs’ unvested Long Term Compensation awards include a “double trigger.”
Accordingly, the Board recommends that our Stockholders vote “FOR,” on an advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC and adopt the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

As an advisory vote, your vote will not be binding on the Company or the Board. However, our Board and our Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, value the opinions of our Stockholders and to the extent there is any significant vote against the compensation paid to our NEOs, we will consider our Stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

PROPOSAL 4: IF PROPERLY PRESENTED, TO VOTE ON A NONBINDING STOCKHOLDER PROPOSAL SEEKING A REPORT ON COMPANY POLICIES AND TECHNOLOGICAL ADVANCES
The Company has been notified that Pat Zerega, on behalf of Mercy Investment Services, Inc., 2039 North Geyer Road, St. Louis, Missouri, 63131 (“Mercy”) and The Presbyterian Church (USA), 100 Witherspoon Street, Louisville, KY 40202 (“Presbyterian”) intends to present the following proposal for consideration at the Annual Meeting. Mercy and Presbyterian have submitted documentation indicating that each is the beneficial owner of no fewer than 250 shares of the Company’s common stock.

Energy Policy Impact
WHEREAS:
As long-term shareholders in the AES Corporation, we are concerned about whether AES is taking steps necessary to generate continued value for shareholders as energy demand and energy policies change. The risks presented by climate change and actions to mitigate and adapt to it will have significant impacts on the demand for, costs of, and risks associated with power generation.
Recognizing the severe and pervasive economic and societal risks associated with a warming climate, global governments have agreed that increases in global temperature should be held below 2 degrees Celsius over pre-industrial levels (Cancun Agreement). Countries have also agreed to establish a legally binding treaty to reduce greenhouse gas emissions by 2015 (Durban Platform).
AES is among the top 25 largest emitters of carbon dioxide in the United States. 86% of the power generated by AES in the United States is produced at coal-fired power plants. AES has recognized in its disclosures to the Securities and Exchange Commission that "[f]oreign, federal, state or regional regulation of GHG emissions could have a material adverse impact on the Company's financial performance," and that "projects under construction or development when completed will increase emissions of our portfolio and therefore could increase the risks associated with regulation of GHG emissions."
Nonetheless, according to a recent presentation, AES continues to plan to spend 56% of its $6.9 billion in planned capital expenditures from 2015-2018 on coal-fired power projects. Coal-fired power plants generate high levels of greenhouse gas emissions and are therefore most likely to be impacted by global, federal, stale and local policies to curb climate change.
RESOLVED: Shareholders request that AES, with board oversight, publish an assessment (at reasonable cost and omitting proprietary information) of the long term impacts on the company's portfolio of public policies and technological advances that are consistent with limiting global warming to no more than 2 degrees Celsius over pre-industrial levels.
SUPPORTING STATEMENT: Such report should assess the resilience of AES's portfolio including under a scenario in which reduction in demand results from carbon restrictions and related rules adopted by governments consistent with the globally agreed upon 2 degree target accompanied by continued cost reductions in clean energy technologies (such as the lEA's 450ppm scenario). The report should assess the impacts on the company's full portfolio of power generation assets and planned capital expenditures through 2040 and address the financial risks associated with such a scenario.
The report should be issued by December 2016.
Management’s Statement in Opposition
Executive Summary. The Board recommends that Stockholders vote AGAINST this Proposal.  As part of AES’ Corporate Strategy, we continuously review the potential impacts of technological and regulatory changes on our business, including on our planned investments. Consistent with this strategy, we have built a diversified portfolio of businesses, with 23% of our global portfolio consisting of renewables (wind, hydro, solar, energy storage and biomass) and another 32% fueled by natural gas.  We also presently provide extensive public disclosures on our approach to technological and regulatory changes, including the potential impacts on our business.  As further described below, AES has been favorably recognized by third party leaders in the global sustainability movement, including CERES, The Dow Jones Sustainability Index, Carbon Disclosure Project and Ethisphere’s World’s Most Ethical Companies.
The Proposal calls for disclosures and analysis of potential legislative and technological changes that may occur over the next 25 years.  In the Company’s judgment, technological and policy changes cannot be reasonably predicted through 2040.  Therefore, while we will continue to analyze and disclose the risks and opportunities associated with public policy and technological changes that are reasonably foreseeable, we respectfully believe that the requested shareholder report will be based on speculation and will not result in useful information for stockholders. The preparation of the report requested by this Proposal will also require significant resources.  In light of the foregoing, the Board is recommending a vote against the Proposal.

Background. At AES, our mission statement is, “Improving lives by providing safe, reliable and sustainable energy solutions in every market we serve.” Consistent with this mission, we maintain an Environmental Policy which includes four main principles, as noted on our sustainability website: http://www.aes.com/sustainability/sustainability-overview/default.aspx.

1.	Meet or exceed the requirements of environmental rules and regulations imposed by local, regional, and national governments and by participating financial institutions.

2.	Meet or exceed our Environmental Standards.

3.
Make decisions on additional expenditures based on a number of factors, including an evaluation of the local, regional and global environment where the term “environment” is broadly defined as the external surroundings or conditions within which people live - including ecological, economic, social and all other factors that determine quality of life and standard of living.

4.	Seek continual improvement of the environmental performance at every AES business.

Our Investment Program. Through our Investment Program, we seek opportunities to capitalize on technological or legislative changes to improve the sustainability of our portfolio while generating attractive returns for our investors.
Consistent with this strategy, we have made significant investments in renewable energy sources, including hydro, wind, energy storage and biomass facilities. Today, 23% of our global portfolio consists of renewables and another 32% is fueled by natural gas. In the U.S., while the proponents claim that 86% of power generated by AES’ U.S. portfolio is produced at coal-fired plants, we have disclosed that 45% of our U.S. portfolio is fired by natural gas and another 10% consists of renewables, oil and pet coke. A breakdown of our U.S. and global portfolios by fuel type is included on pages 4-5 of The AES Fact Sheet dated November 5, 2015, available on our website: http://s2.q4cdn.com/825052743/files/doc_downloads/Fact Sheet/11-18-15-Q3-2015-Fact-Sheet_FINAL.pdf.
We also have a number of current initiatives which will enhance the sustainability of our portfolio while generating returns for our investors, including the following examples:

•
Technological Change. We are a world leader in battery-based energy storage, which provides zero emission power. Energy storage also supports other renewables such as wind and solar by providing power when solar and wind (due to time of day, weather or other reasons) are not available to provide generation. We currently have 116 MW of interconnected energy storage, equivalent to 232 MW of resource, in operation. Projects under construction or in late stage development are expected to substantially increase this capacity.

•
Regulatory Changes. At Indianapolis Power & Light (“IPL”), we currently have 3,034 MW of generation under construction, including the upgrade of 1,713 MW of coal-fired generation to meet Mercury & Air Toxicity Standards. We are also building a new 671 MW combined cycle gas facility, converting 630 MW of coal-fired generation to gas-fired generation and building 20 MW of energy storage at IPL.  The majority of these projects will be on-line during 2016.

Our Disclosures are Best-in-Class. We believe our existing disclosures on our sustainability initiatives are best-in-class.

•
We provide robust disclosure around climate change and carbon risk in our Securities and Exchange Commission (“SEC”) disclosures, including our Annual Report on Form 10-K. These expansive disclosures describe current and potential litigation related to carbon emissions, our subsidiaries’ emissions for our U.S. and global businesses, potential environmental impact related to our subsidiary plants under construction, and the risks associated with carbon emissions.

▪
In February 2014 CERES, a non-profit organization advocating for sustainability leadership, issued a report titled, “Cool Response: The SEC and Corporate Climate Change Reporting.” In that report, CERES reviewed the quality of SEC climate change disclosures over the prior five years and ranked one of AES’ Annual Reports as containing “the best disclosure over the study period” and used AES’ disclosures as a benchmark perfect “100” score with “all other scores normalized against this standard.” [Emphasis added].

•
Our sustainability website (link referenced above) provides information regarding AES’ sustainability activities, which focus on specific areas within the context of five broad strategic initiatives: Financial Excellence, Operational Excellence, Environmental Performance, Stakeholder Engagement and AES People. The website includes a separate section titled “Environmental Performance,” which describes numerous aspects of our environmental program. Consistent with the Proposal, this website includes a page titled, “Ensuring a Sustainable Future,” which discusses, among other things, our accomplishments in reducing Air Emissions and Technological Innovation. We post to our sustainability website AES’ annual Sustainability Report, which provides more detailed information regarding our environmental performance and sustainability activities.

•	AES has participated in the CDP questionnaire (formerly known as the Carbon Disclosure Project) for a number of years. AES received high scores from CDP in 2015:

▪
CDP provides each participant with a numerical score (which can range from 0 to 100) which measures the level of detail and comprehensiveness in a Company’s disclosures. AES received a numerical score of 98 in 2015.

▪	CDP also provides a performance score (which can range from E to A), which assesses the level of action taken on climate change evidenced by the company’s CDP response. AES received a B in 2015.

•	In 2015, AES was one of only four electric utilities named to the Dow Jones Sustainability Index (“DJSI”) for North America, with 2015 being the second year in a row that AES was included in the DJSI.

•
In 2016, AES was named to Ethisphere’s list of “World’s Most Ethical Companies” for the third year in a row and is one of only two companies in our category - Diversified Utilities - to receive this honor.

Conclusion. As noted above, AES has been favorably recognized by third party leaders in the global sustainability movement for its sustainability practices and environmental disclosure. Consistent with past practice, consideration of legislative and technological changes will remain a key component of the AES’ Corporate Strategy and Investment Program in the future.
While the Company places great value on stockholder input, the report requested in the Proposal calls for analysis of legislative and technological changes over the next 25 years, which cannot be reasonably predicted. Therefore, in the Company’s judgment, the resulting report will be based on speculation and will not provide useful information to investors. The additional disclosures requested by this Proposal will also require significant resources. In light of the foregoing, the Board is recommending a vote against the Proposal.

THE BOARD RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL SEEKING A REPORT ON COMPANY POLICIES AND TECHNOLOGICAL ADVANCES

SECURITY OW    NERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS
The following table sets forth information regarding the beneficial ownership of our Common Stock as of February 22, 2016 by (a) each current Director, Nominee and each NEO set forth in the Summary Compensation Table in this Proxy Statement, (b) all Directors and Executive Officers as a group and (c) all persons who are known by us to be the beneficial owner of more than five percent (5%) of our common stock (based on their public filings with the SEC as of February 22, 2016 or as otherwise known to us). Under SEC Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has or shares voting power (which includes the power to vote or direct the voting of the shares) or investment power (which includes the power to dispose or direct the disposition of the shares), whether or not the shares are held for individual benefit. Under these rules, more than one person may be deemed the beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to the best of our knowledge, sole voting and investment power with respect to the indicated shares of our Common Stock.
Except as otherwise indicated, the address for each person below is c/o The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.
Shares Beneficially Owned by Directors and Executive Officers

Name/Address	Position Held with the Company	Shares of Common Stock Beneficially Owned(1)(2)	% of Class(1)(2)
Andrés R. Gluski	President, CEO and Director	2,670,266	*
Charles L. Harrington	Director	49,601	*
Kristina M. Johnson	Director	86,573	*
Tarun Khanna	Director	144,869	*
Holly K. Koeppel	Director	23,730	*
Philip Lader (3)	Director	379,520	*
James H. Miller	Director	60,331	*
John B. Morse, Jr. (4)	Director	144,904	*
Moisés Naím	Director	63,906	*
Charles O. Rossotti	Director and Chairman of the Board	333,142	*
Thomas M. O’Flynn	EVP and CFO	763,795	*
Brian A. Miller	EVP, General Counsel and Secretary	759,407	*
Bernerd Da Santos	SVP and COO	179,383	*
Elizabeth Hackenson	SVP, Technology and Services & CIO	339,176	*
All Directors and Executive Officers as a Group (16) persons		6,297,475	*

Name/Address	Position Held with the Company	Shares of Common Stock Beneficially Owned(1)(2)	% of Class(1)(2)
T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, Maryland 21202		105,342,053	15.97%
Blackrock, Inc. (7) 55 East 52nd Street New York, NY 10055		65,164,815	9.88%
The Vanguard Group (8) 100 Vanguard Boulevard Malvern, PA 19355		60,529,089	9.17%
Boston Partners (9) One Beacon Street 30th Floor Boston, MA 02108		41,532,160	6.30%
State Street Corporation (10) State Street Financial Center One Lincoln Street Boston, MA 02111		33,762,329	5.12%

*	Shares held represent less than 1% of the total number of outstanding shares of common stock of the Company.

(1)
The shares of our Common Stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the SEC rules, shares of our Common Stock, which are subject to Options, units or other securities that are exercisable or convertible into shares of our Common Stock within 60 days of February 22, 2016, are deemed to be outstanding and beneficially owned by the person holding such Options, units or other securities. Such underlying shares of Common Stock are deemed to be outstanding for the purpose of computing such person’s ownership percentage, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes (a) the following shares issuable upon exercise of Options outstanding as of February 22, 2016 that are able to be exercised on or before April 21, 2016: Mr. Harrington – 0 shares; Dr. Johnson – 0 shares; Dr. Khanna – 0 shares; Ms. Koeppel - 0 shares; Mr. Lader – 9,799 shares; Mr. James Miller – 6,426 shares; Mr. Morse – 0 shares; Dr. Naím – 0 shares; Mr. Rossotti – 0 shares; Mr. Gluski – 1,903,408 shares; Mr. O’Flynn – 485,919 shares; Mr. Brian Miller – 526,860 shares; Ms. Hackenson – 242,716 shares; Mr. Da Santos – 79,325 shares; all Directors and Executive Officers as a group – 3,406,228 shares; (b) the following units issuable under The AES 2003 Long Term Compensation Plan, including The AES Corporation Deferred Compensation Plan for Directors: Mr. Harrington – 49,601 units; Dr. Johnson – 86,573 units; Dr. Khanna – 144,869 units; Ms. Koeppel – 23,730 units; Mr. Lader – 218,630 units; Mr. James Miller – 53,905 units; Mr. Morse – 143,904 units; Dr. Naím – 63,906 units; Mr. Rossotti – 261,230 units; all Directors as a group 1,046,348 units; (c) the following shares held in The AES Retirement Savings Plan: Mr. Gluski – 23,213 shares; Mr. O’Flynn – 7,584 shares; Mr. Brian Miller – 38,810 shares; Ms. Hackenson – 9,226 shares; Mr. Da Santos – 22,011 shares; and all Executive Officers as a group 134,752 shares.

(3)	Includes 26,586 shares held in trust by Mr. Lader’s wife, 89,380 shares held in an irrevocable defective grantor trust, and 35,125 shares held in a family partnership.

(4)	Includes 1,000 shares held by Mr. Morse’s wife.

(6)
Based solely on information furnished in the Schedule 13G/A filed by T. Rowe Price Associates, Inc. and certain of its affiliates (“T. Rowe”) with the SEC on February 11, 2016, in which T. Rowe reported that it had (a) sole power to vote or to direct the vote on 36,056,718 shares, (b) shared power to vote or to direct the vote on 0 shares, (c) sole power to dispose or to direct the disposition of 105,100,653 shares, and (d) shared power to dispose or to direct the disposition of 0 shares, with an aggregate amount beneficially owned by the reporting person of 105,342,053 shares.

(7)
Based solely on information furnished in the Schedule 13G/A filed by BlackRock Inc. and certain of its affiliates (“BlackRock”) with the SEC on February 10, 2016, in which BlackRock reported that it had (a) sole power to vote or to direct the vote on 59,172,943 shares, (b) shared power to vote or to direct the vote on 0 shares, (c) sole power to dispose or to direct the disposition of 65,164,815 shares, and (d) shared power to dispose or to direct the disposition of 0 shares, with an aggregate amount beneficially owned by the reporting person of 65,164,815 shares.

(8)
Based solely on information furnished in the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2016, in which Vanguard reported that it had (a) sole power to vote or to direct the vote on 1,211,107 shares, (b) shared power to vote or to direct the vote on 66,000 shares, (c) sole power to dispose or to direct the disposition of 59,225,000 shares, and

(d) shared power to dispose or to direct the disposition of 1,304,089 shares, with an aggregate amount beneficially owned by the reporting person of 60,529,089 shares.

(9)
Based solely on information furnished in the Schedule 13G filed by Boston Partners with the SEC on February 12, 2016, in which Boston Partners reported that it had (a) sole power to vote or to direct the vote on 36,517,960 shares, (b) shared power to vote or to direct the vote on 159,129 shares, (c) sole power to dispose or to direct the disposition of 41,532,160 shares, and (d) shared power to dispose or to direct the disposition of 0 shares, with an aggregate amount beneficially owned by the reporting person 41,532,160 shares.

(10)
Based solely on information furnished in the Scheduled 13G filed by State Street Corporation (“State Street”) with the SEC on February 12, 2016, in which State Street reported that it had (a) sole power to vote or direct the vote on 0 shares, (b) shared power to vote or direct the vote on 33,762,329 shares, (c) sole power to dispose or to direct the disposition of 0 shares, and (d) shared power to dispose or to direct the disposition of 33,762,329 shares, with an aggregate amount beneficially owned by each reporting person of 33,762,329 shares.

GOVERNANCE MATTERS
Stockholder Proposals and Nominations for Director
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
SEC rules permit Stockholders to submit proposals for inclusion in the Company’s proxy statement if the Stockholder and proposal meet the requirements specified in Rule 14a-8 of the Exchange Act.

•
Where to send Stockholder proposals. Any Stockholder proposal intended to be considered for inclusion in the Company’s proxy material for the 2017 Annual Meeting of Stockholders must comply with the requirements of Rule 14a-8 of the Exchange Act and be submitted in writing by notice delivered to the Secretary, located at The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.

•
Deadline for Stockholder proposals. Stockholder proposals submitted pursuant to Rule 14a-8 must be received at least 120 days before the anniversary of the mailing of the prior year’s proxy material (i.e., by November 7, 2016), unless the date of our 2017 Annual Meeting of Stockholders is changed by more than 30 days from April 21, 2017 (the one-year anniversary date of the 2016 Annual Meeting), in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

•	Information to include in Stockholder proposals. Stockholder proposals must conform to and set forth the specific information required by Rule 14a-8 of the Exchange Act.

Our By-Laws establish certain requirements for proposals a Stockholder wishes to make at the 2017 Annual Meeting of Stockholders other than pursuant to Rule 14a-8. If the proposal is not being submitted pursuant to Rule 14a-8, the proposal must be written and delivered to the Secretary at the address set forth above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting (i.e., no later than January 21, 2017 and no earlier than December 22, 2016); provided, however, that in the event that the date of the 2017 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2016 Annual Meeting, or if no such meeting was held, notice by the Stockholder, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the 2017 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2017 Annual Meeting, or the 10th day following the day on which public announcement (as defined in Section 2.15(D) of the Company’s By-Laws) of the date of such annual meeting is first made by the Company. In no event shall adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. As described in Section 2.15(B) of our By-Laws, the notice must contain a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws of the Company, the language of the proposed amendment) and the reasons for conducting such business at the meeting.

Director Nominations by Stockholders

Our By-Laws set forth the procedures for Stockholder nominations of Directors.

•
Stockholder nomination of Directors. As described in Section 9.01 of our By-Laws, nominations of persons eligible for election to the Board may be made at any annual meeting of Stockholders or at any special meeting of Stockholders called for the purpose of electing Directors by any Stockholder who provides the required notice; provided that the notice meets the information, timing and other requirements set forth in Section 9.01(C) of our By-Laws and that the Stockholder continues to be a Stockholder at the time of the meeting.

•
Timing for notice (other than Proxy Access). The written notice required with respect to any nomination (including the completed and signed questionnaire, representation and agreement discussed below) must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company at the address set forth above (a) with respect to an election to be held at an annual meeting of Stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (as provided above) and (b) with respect to an election to be held at a special meeting of Stockholders for the election of Directors (other than a Stockholder Requested Special Meeting, as such term is defined in the By-Laws), the close of business (as defined in the By-Laws) on the seventh day following the earlier of (i) the date on which notice of such meeting is first given to Stockholders and (ii) the date on which a public announcement (as defined in Section 2.15(D) of the Company’s By-Laws) of such meeting is first made. In no event shall an adjournment, recess or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice.

Inclusion of Stockholder Nominee in Company Proxy Statement and Form of Proxy (Proxy Access)
The Company recently amended its By-Laws to allow for “proxy access.” The Company will include in its proxy statement and on its form of proxy the name of a Director nominee submitted pursuant to Section 9.02 by an “Eligible Stockholder” who provides the information and satisfies the other provisions of the Company’s By-Laws. To qualify as an “Eligible Stockholder,” a Stockholder or a group of no more than 20 Stockholders must have continuously owned, for at least three years as of the date of the Stockholder Notice (as defined in the By-Laws), at least three percent (3%) of the outstanding shares of the Company entitled to vote in the election of directors as of the date of the Stockholder Notice (the “Required Shares”) and thereafter continue to own the Required Shares through such annual meeting.

•
Deadline for notice. The Stockholder notice must be delivered to the Secretary of the Company not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the preceding year’s annual meeting. In the event the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, the Stockholder notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the stockholder notice as described above.

•	Other conditions. The ability to include proxy access nominees in the Company’s proxy materials is subject to a number of requirements, conditions and limitations that are set forth in the By-Laws.
The chairperson may refuse to acknowledge the introduction of any Stockholder proposal or Director nomination not made in compliance with the foregoing procedures.
AES Code of Business Conduct and Corporate Governance Guidelines
The Code of Conduct and Corporate Governance Guidelines have been adopted by the Board. The Code of Conduct is intended to govern as a requirement of employment the actions of everyone who works at AES, including employees of AES’s subsidiaries and affiliates and our Directors. The Code of Conduct and the Corporate Governance Guidelines can be located in their entirety on the Company’s web site (www.aes.com). Any person may obtain a copy of the Code of Conduct or the Corporate Governance Guidelines without charge by making a written request to: Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203. If any amendments to or waivers from the Code of Conduct are made, we will disclose such amendments or waivers on our website.
Section 16(a) Beneficial Ownership Reporting Compliance
Based solely on the Company’s review of reports filed under Section 16(a) of the Exchange Act and certain written representations (as allowed by Item 405(b)(2)(i) of Regulation S-K), the Company believes that no person subject to Section 16(a) of the Exchange Act with respect to AES failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements with respect to two or more Stockholders sharing the same address by delivering a single Proxy Statement addressed to those Stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for Stockholders and cost savings for companies. AES and some brokers household proxy materials, delivering a single Proxy Statement to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. Once Stockholders have received notice from their broker or us that materials will be sent in the householding manner to the Stockholder’s address, householding will continue until otherwise notified or until the Stockholder revokes such consent. If, at any time, Stockholders no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, they should notify their broker if shares are held in a brokerage account or us if holding registered shares.

Any beneficial owner can request (i) to receive a separate copy of an annual report or Proxy Statement for this meeting, (ii) to receive separate copies of those materials for future meetings (please request by telephone, Internet or e-mail by following the instructions found on the Notice you have received which also contains your control number), or (iii) if the Stockholder shares an address and wishes to request delivery of a single copy of annual reports or Proxy Statements if now receiving multiple copies of annual reports or Proxy Statements, you can make your request in writing to your broker.
Charitable Contributions
Under NYSE Listing Standard 303A.02(b)(v), the Company is required to report as to whether or not any charitable contributions were made by the Company to any charitable organization for which an AES Director served as an Executive Officer of that organization in an amount greater than $1 million or 2% of such charitable organization’s consolidated gross revenues for the years 2015, 2014 or 2013. The Company did not make any such charitable contributions in 2015, nor did it make such charitable contributions in excess of those amounts in 2014 or 2013.
Communications with the Board or Its Committees
The Board offers several e-mail addresses, as set forth below, for Stockholders and interested parties to send communications through the Office of the Corporate Secretary of the Company to the non-management Directors and/or the following committees of the Board:

AES Board of Directors: AESDirectors@aes.com	Compensation Committee: CompCommitteeChair@aes.com	Financial Audit Committee: AuditCommitteeChair@aes.com

Innovation and Technology Committee: InnovationCommitteeChair@aes.com	Nominating, Governance and Corporate Responsibility Committee: NomGovCommitteeChair@aes.com

A member of the Corporate Secretary’s Office will forward to the Directors all communications that, in his or her judgment, are appropriate for consideration by the Directors. Examples of communications that would not be considered as appropriate for consideration by the Directors include commercial solicitations, requests for employment and matters not relevant to the Stockholders, the functioning of the Board or the affairs of the Company.
Annual Report on Form 10-K
Any Stockholder who desires an additional copy of AES’ Form 10-K (including the financial statements and financial schedules) filed on February 23, 2016 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a written request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Stockholders may also obtain a copy by visiting the Company’s website at http://www.aes.com.
By Order of the Board of Directors,
Brian A. Miller
Executive Vice President, General Counsel and Secretary

DIRECTIONS TO ANNUAL MEETING
Residence Inn Arlington Ballston (650 North Quincy Street, Arlington, VA 22203)
From Points North—I-270 SPUR S toward I-495 S/Northern Virginia; merge onto Capital Beltway/I-495 S; Merge onto VA-267 E via Exit 45B on the LEFT toward I-66 E/Washington; VA-267 E becomes I-66E; take the Fairfax Drive exit (Exit 71); stay on Fairfax Drive; turn right onto North Quincy Street.
From Points South—I-95 N to I-395 N toward Washington; Merge onto S Glebe Road/VA-120 N via Exit 7B toward Marymount University; merge onto South Glebe Road; turn right onto North Quincy Street.
From Points West—I-66 E toward Washington, DC; take Fairfax Drive exit (Exit 71); stay on Fairfax Drive; turn right onto North Quincy Street.
Parking—Parking is available at the Residence Inn Arlington Ballston for $5.00 with validation at the meeting.
Parking can also be accommodated nearby at the Ballston Commons Mall in the Ballston Public Parking Garage, located at 665 North Glebe Road. Rates are $1 for the first three hours Monday-Friday, with a daily maximum of $8.00.

The AES Corporation
C/O COMPUTERSHARE TRUST COMPANY N.A.
P.O. Box 8509
Edison, NJ 08818

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time on April 21, 2016.
Vote by Internet - Go to www.envisionreports.com/aes - Or scan the QR code with your smartphone - Follow the steps outlined on the secure website
Vote by telephone - Call toll free 1-800-652-VOTE(8683) within the USA, US territories & Canada on a touch tone telephone - Follow the instructions provided by the recorded message
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A - Proposals - The Board of Directors recommends a vote FOR Proposals 1, 2, and 3 and AGAINST Proposal 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Andrés Gluski	☐	☐	☐	02 - Charles L. Harrington	☐	☐	☐	03 - Kristina M. Johnson	☐	☐	☐
04 - Tarun Khanna	☐	☐	☐	05 - Holly K. Koeppel	☐	☐	☐	06 - Philip Lader	☐	☐	☐
07 - James H. Miller	☐	☐	☐	08 - John B. Morse, Jr.	☐	☐	☐	09 - Moisés Naím	☐	☐	☐
10 - Charles O. Rossotti	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year 2016.	☐	☐	☐	3. To approve, on an advisory basis, the Company’s executive compensation.	☐	☐	☐

4. If property presented, a nonbinding Stockholder proposal seeking a report on Company policies and technological advances.	☐	☐	☐

B - Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

2016 Annual Meeting Admission Ticket

The AES Corporation Annual Meeting of Stockholders
Thursday, April 21, 2016, 9:30 AM EDT
Residence Inn Arlington Ballston
650 North Quincy Street
Arlington, VA 22203
(Doors to meeting open at 8:30 AM)
Upon arrival, please present this admission ticket
and photo identification at the registration desk.

 PROXY - THE AES CORPORATION

Proxy Solicited on Behalf of the Board of Directors of The AES Corporation for Annual Meeting April 21, 2016
The Undersigned hereby appoints Andrés Gluski or Brian Miller, or either of them, and any substitute or substitutes, to be the attorneys and Proxies of the undersigned at the Annual Meeting of Stockholders of The AES Corporation (“AES”) to be held at 9:30 a.m. EDT on Thursday, April 21, 2016 at the Residence Inn Arlington Ballston, 650 North Quincy Street, Arlington, VA 22203, or at any adjournment or postponement thereof, and to vote at such meeting the shares of Common Stock of AES the undersigned held of record on the books of AES on the record date for the meeting for the election for the Nominees listed on the reverse side of this card (Proposal 1), the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for fiscal year 2016 (Proposal 2), to approve, on an advisory basis, the Company’s executive compensation (Proposal 3) and, if properly presented, to vote on a nonbinding Stockholder proposal seeking a report on Company policies and technological advances (Proposal 4), each referred to on the reverse side of this card and described in the Proxy Statement.
This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, and 3 and AGAINST Proposal 4, and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.
You are encouraged to specify your choices by marking the appropriate boxes on the REVERSE SIDE of this Proxy Card but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your share unless you sign and return this card, or vote by telephone or the Internet.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE OF THIS PROXY CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Your vote is important. Please vote immediately

 C - Non-Voting Items

Change of Address - Please print your new address below	Comments - Please print your comments below	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD